                                                                    Exhibit 10.1
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                          SDI OPERATING PARTNERS, L.P.,
                        AND ITS SUBSIDIARIES AS SET FORTH
                          ON SCHEDULE 1 ATTACHED HERETO
                                 ("BORROWERS"),


                              SDI PARTNERS I, L.P.,
                        SUNSOURCE INC., SUNSUB A INC. and
                                  SUNSUB B INC.
                                 ("GUARANTORS"),


                              CORESTATES BANK, N.A.
                            for itself and as Agent,


                             THE BANK OF NOVA SCOTIA
                      for itself and as Documentation Agent


                                       and


                THE BANKS SET FORTH ON SCHEDULE 2 ATTACHED HERETO

                                    ("BANKS")




                               September 30, 1997

                                TABLE OF CONTENTS

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SECTION ONE - DEFINITIONS...........................................................................3
         1.1.     Definitions.......................................................................3
         1.2.     Rules of Construction............................................................13

SECTION TWO - REVOLVING CREDIT LOAN................................................................13
         2.1.     (a)      The Facility............................................................13
                  (b)      Amendment and Restatement...............................................13
                  (c)      Authority of the Company................................................14
                  (d)      Optional Increase of Commitment.........................................14
         2.2.     Promissory Notes.................................................................14
         2.3.     Banks' Participation.............................................................14
         2.4.     Use of Proceeds..................................................................15
         2.5.     Repayment........................................................................15
         2.6.     Interest.........................................................................15
         2.7.     Advances.........................................................................20
         2.8.     Reduction and Termination of Commitment; Voluntary and Mandatory
                  Prepayment.......................................................................22
         2.9.     Prepayment.......................................................................22
         2.10.    Funding Costs; Loss of Earnings..................................................23
         2.11.    Payments.........................................................................23
         2.12.    Commitment Fee...................................................................23
         2.13.    Swing Line Loans.................................................................23
         2.14.    Regulatory Changes in Capital Requirements.......................................25
         2.15.    Taxes............................................................................26

SECTION THREE - LETTERS OF CREDIT..................................................................28
         3.1.     (a)      Availability of Letters of Credit.......................................28
                  (b)      Evergreen Letters of Credit.............................................28
         3.2.     Commitment Availability..........................................................29
         3.3.     Approval and Issuance............................................................29
         3.4.     Obligations of the Borrowers.....................................................29
         3.5.     Payment by Banks on Letters of Credit............................................30
         3.6.     Collateral.......................................................................31
         3.7.     General Terms of Credits.........................................................31

SECTION FOUR - REPRESENTATIONS AND WARRANTIES......................................................33
         4.1.     Organization and Good Standing...................................................33
         4.2.     Power and Authority; Validity of Agreement.......................................33
         4.3.     No Violation of Laws or Agreements...............................................34

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         4.4.     Material Contracts...............................................................34
         4.5.     Compliance.......................................................................34
         4.6.     Litigation.......................................................................34
         4.7.     Title to Assets..................................................................34
         4.8.     Partnership Interests............................................................35
         4.9.     Capital Stock....................................................................35
         4.10.    Accuracy of Information; Full Disclosure.........................................35
         4.11.    Taxes and Assessments............................................................36
         4.12.    Indebtedness.....................................................................36
         4.13.    Management Agreements............................................................37
         4.14.    Subsidiaries and Investments.....................................................37
         4.15.    ERISA............................................................................37
         4.16.    Fees and Commissions.............................................................38
         4.17.    No Extension of Credit for Securities............................................38
         4.18.    Hazardous Wastes, Substances and Petroleum Products..............................38
         4.19.    Solvency.........................................................................38
         4.20.    Foreign Assets Control Regulations...............................................39
         4.21.    Investment Company Act...........................................................39

SECTION FIVE - CONDITIONS..........................................................................39
         5.1.     First Advance....................................................................39
         5.2.     Subsequent Advances..............................................................41
         5.3.     Additional Condition to Banks' Obligations.......................................41

SECTION SIX - AFFIRMATIVE COVENANTS................................................................41
         6.1.     Existence and Good Standing......................................................41
         6.2.     Quarterly Financial Statements...................................................41
         6.3.     Annual Financial Statements......................................................42
         6.4.     Cash Flow Projections............................................................42
         6.5.     Public Information...............................................................42
         6.6.     Books and Records................................................................42
         6.7.     Properties; Insurance............................................................42
         6.8.     Notices to Banks.................................................................43
         6.9.     Taxes............................................................................43
         6.10.    Costs and Expenses...............................................................43
         6.11.    Compliance; Notification.........................................................43
         6.12.    ERISA............................................................................44
         6.13.    Capitalization Ratio.............................................................44

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         6.14.    Fixed Charge Coverage Ratio......................................................45
         6.15.    Leverage Ratio...................................................................45
         6.16.    Management Changes...............................................................45
         6.17.    Subsequent Credit Terms..........................................................45
         6.18.    Use of Proceeds..................................................................45
         6.19.    Successor Agent..................................................................45
         6.20.    Transactions Among Affiliates....................................................46
         6.21.    Other Information................................................................46

SECTION SEVEN - NEGATIVE COVENANTS.................................................................46
         7.1.     Indebtedness.....................................................................46
         7.2.     Guaranties.......................................................................46
         7.3.     Loans............................................................................47
         7.4.     Liens and Encumbrances...........................................................47
         7.5.     Additional Negative Pledge.......................................................47
         7.6.     Restricted Payments..............................................................47
         7.7.     Transfer of Assets...............................................................48
         7.8.     Acquisitions and Investments.....................................................48
         7.9.     Use of Proceeds..................................................................48
         7.10.    Amendment of Documents...........................................................48
         7.11.    Payment of Senior Notes..........................................................49

SECTION EIGHT - RIGHT OF SETOFF....................................................................49

SECTION NINE - DEFAULT.............................................................................49
         9.1.     Events of Default................................................................49
         9.2.     Remedies.........................................................................51

SECTION TEN - THE BANKS............................................................................51
         10.1.    Application of Payments..........................................................51
         10.2.    Setoff...........................................................................52
         10.3.    Modifications and Waivers........................................................52
         10.4.    Obligations Several..............................................................52
         10.5.    Banks' Representations...........................................................53
         10.6.    Investigation....................................................................53
         10.7.    Powers of Agent; Rights and Duties of Documentation Agent........................53
         10.8.    General Duties of Agent, Immunity and Indemnity..................................53
         10.9.    No Responsibility for Representations or Validity, etc...........................53

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         10.10.  Action on Instruction of Banks; Right to Indemnity................................53
         10.11.  Employment of Agents..............................................................54
         10.12.  Reliance on Documents.............................................................54
         10.13.  Agent's Rights as a Bank..........................................................54
         10.14.  Expenses..........................................................................54
         10.15.  Resignation of Agent..............................................................54
         10.16.  Successor Agent...................................................................54
         10.17.  Collateral Security...............................................................55
         10.18.  Enforcement by Agent..............................................................55

SECTION ELEVEN - GUARANTY..........................................................................55
         11.1.    Guaranty.........................................................................55
         11.2.    Bankruptcy.......................................................................55
         11.3.    Nature and Term of Guaranty......................................................55
         11.4.    Rights and Remedies of Agent.....................................................56
         11.5.    Actions by Agent Not Affecting Guaranty..........................................56
         11.6.    Payment in Accordance with Promissory Notes and Credit Agreement.................56
         11.7.    Payments Under Guaranty..........................................................57
         11.8.    Waivers and Modifications........................................................57
         11.9.    Waiver...........................................................................57
         11.10.  Subordination of Rights of Subrogation............................................57
         11.11.  No Setoff by Guarantors...........................................................58
         11.12.  Continuing Guaranty; Transfer of Promissory Note..................................58
         11.13.  Representations and Warranties; Covenants.........................................58

SECTION TWELVE - MISCELLANEOUS.....................................................................58
         12.1.    Indemnification..................................................................58
         12.2.    Participations and Assignments...................................................58
         12.3.    Binding and Governing Law........................................................59
         12.4.    Survival.........................................................................59
         12.5.    No Waiver; Delay.................................................................59
         12.6.    Modification.....................................................................60
         12.7.    Headings.........................................................................60
         12.8.    Notices..........................................................................60
         12.9.    Payment on Non-Business Days.....................................................60
         12.10.  Time of Day.......................................................................60
         12.11.  Severability......................................................................60
         12.12.  Counterparts......................................................................60

                                      -iv-

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         12.13.  Consent to Jurisdiction and Service of Process....................................60
         12.14.  WAIVER OF JURY TRIAL..............................................................61
         12.15.  ACKNOWLEDGMENTS...................................................................61
         12.16.  Complete Agreement................................................................61

                                LIST OF EXHIBITS


Schedule 1:       The Subsidiaries party to this Agreement

Schedule 2:       The Lenders, their respective addresses and Maximum Principal
                  Amounts

Exhibit A:        Advance/Credit Request Form

Exhibit B:        Form of Promissory Note(s)

Exhibit C:        Funding Costs and Loss of Earnings Calculation

Exhibit D:        Agent's Letter of Credit Application

Exhibit E:        Disclosure Pursuant to Representations and Warranties

Exhibit F:        Form of Covenant Compliance Certificate

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                  THIS AMENDED AND RESTATED CREDIT AGREEMENT is made this 30th day of September, 1997, by and among SDI OPERATING PARTNERS, L.P. (the "Company"), a Delaware limited partnership with offices at 3000 One Logan Square, Philadelphia, Pennsylvania 19103, and its subsidiaries identified on
Schedule 1 attached hereto on a joint and several basis (the "Subsidiaries") (the Company and the Subsidiaries, collectively, the "Borrowers"); SDI PARTNERS I, L.P. ("SDIPI"), a Delaware limited partnership with offices at 501 Silverside Road, Suite 17, Wilmington, DE 19809, the sole general partner of the Company, SUNSOURCE INC., a Delaware corporation with offices at 3000 One Logan Square, Philadelphia, PA 19103, SUNSUB A INC. ("SunSub A") a Delaware corporation with offices at 3000 One Logan Square, Philadelphia, PA 19103, and SUNSUB B INC., ("SunSub B") a Delaware corporation with offices at 3000 One Logan Square, Philadelphia, PA 19103 (SDIPI, SunSource Inc., SUNSUB A and SUNSUB B collectively, the "Guarantors"); and CORESTATES BANK, N.A., a national banking association with offices at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107, for itself and as administrative agent for the Banks identified below ("Agent"); THE BANK OF NOVA SCOTIA, a Canadian chartered bank, with offices at 1 Liberty Plaza, New York, New York 10006 (the "Documentation Agent"), and the banks identified on Schedule 2 attached hereto (the Agent, the Documentation Agent and the banks identified on Schedule 2, individually a "Bank" and collectively the "Banks").

                              W I T N E S S E T H:

                  WHEREAS, the Company is a limited partnership, the sole general partner of which is SDIPI and the sole limited partner of which is SunSub A Inc.,

                  WHEREAS, as of the partner vote of September 25, 1997, effective on September 30, 1997 (the "Effective Time"), the partners of SunSource L.P., a Delaware limited partnership, agreed to convert said limited partnership to corporate form in the manner and as set forth in the Securities and Exchange Commission Form S-4 Registration Statement dated December 31, 1996, as amended, at the Effective Time, and SunSource L.P. will be known as SunSource Inc., a Delaware corporation (the "Conversion");

                  WHEREAS, the Company, SDIPI, the Agent and certain of the Banks (the "Existing Banks") are parties to that certain Credit Agreement dated December 22, 1992 (as amended, the "Existing Credit Agreement"), and the Company issued Ninety-Five Million Dollars ($95,000,000) in privately-placed notes pursuant to note purchase agreements (the "Existing Note Purchase Agreements");

                  WHEREAS, the Company has requested, and Agent and the Banks have agreed, to amend and restate the Existing Credit Agreement to accommodate the Conversion, to increase the aggregate availability under the Commitment to Ninety Million Dollars ($90,000,000), which may be increased by an additional Twenty Million Dollars ($20,000,000) upon the request of

Borrowers and agreement of the Banks, to add certain Banks as lenders, to amend the covenants and to revise the Existing Credit Agreement in certain additional respects, all on the terms and conditions as set forth herein;

                  WHEREAS, SunSource Inc. is a newly-formed Delaware corporation beneficially owned by (i) the former public holders of B interests of SunSource L.P., (ii) Lehman/SDI, Inc., a Delaware corporation, which is an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc., a Delaware corporation, and (iii) the current or former management employees of SunSource Inc. and the Company;

                  WHEREAS, SunSub A is the sole limited partner of the Company and the sole limited partner of SDIPI;

                  WHEREAS, SunSub B a Guarantor, is a Delaware corporation, a wholly-owned subsidiary of SunSource Inc., and the sole general partner of SDIPI;

                  WHEREAS, the Company is one of the largest wholesale distributors of industrial products and services in the United States, and it is organized in three segments: industrial services, hardware merchandising and glass merchandising;

                  WHEREAS, the Conversion will include the issuance of: (i) common stock by SunSource Inc.; and (ii) Trust Preferred Securities and Trust Common Securities of SunSource Capital Trust (the "Trust"), a Delaware statutory business trust;

                  WHEREAS, the assets of the Trust are the Junior Subordinated Debentures (as defined below) to be issued by SunSource Inc.;

                  WHEREAS, payments of interest and principal on the Junior Subordinated Debentures to the Trust will be used to make distributions on the Trust Preferred Securities and Trust Common Securities in accordance with the terms set forth in the Declaration of Trust of the Trust and the "Terms of Common Securities" for the Trust and "Terms of Preferred Securities" for the Trust;

                  WHEREAS, in connection with its issuance on the date hereof by the Company of Sixty Million Dollars ($60,000,000) in privately-placed notes pursuant to a Note Purchase Agreement dated the date hereof, Borrowers desire to obtain a NINETY MILLION DOLLAR ($90,000,000) revolving credit facility, which amount may be increased by up to an additional TWENTY MILLION DOLLARS ($20,000,000) upon the request of Borrowers and agreement of the Banks pursuant to certain terms and conditions set forth herein, such facility to be used for general corporate purposes including working capital, the financing of acquisitions, transaction expenses, payments of up to approximately $14,500,000 to the former holders of the A interests of SunSource L.P. pursuant to the Conversion; and the repayment of debt, including under the

Existing Credit Agreement and under Existing Note Purchase Agreements and make whole payments thereunder; and

                  WHEREAS, the Banks are willing to provide a revolving credit commitment and to participate in the issuance by Agent of letters of credit for the account of Borrowers in the maximum principal amount of NINETY MILLION DOLLARS ($90,000,000), which amount may be increased by up to an additional TWENTY MILLION DOLLARS ($20,000,000) upon the request of the Company and the agreement of the Banks, subject to the terms and conditions hereof;

                  NOW THEREFORE, in consideration of the foregoing background and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   SECTION ONE
                                   DEFINITIONS

                  1.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below. Certain terms relating to interest rates are defined in Paragraph 2.6 and shall have the respective meanings set forth therein.

                  "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

                  "Additional Commitment" shall have the meaning set forth in Paragraph 2.1(d)(i) hereof.

                  "Adjusted EBITDAR" means, for any fiscal period of SunSource Inc. and its Consolidated Subsidiaries, EBITDA plus rent expense (as determined in accordance with GAAP) minus Capital Expenditures.

                  "Advance/Credit Request Form" means the certificate in the form attached hereto as Exhibit A to be delivered by the Company to Agent as a condition of each Advance and the issuance of each Letter of Credit.

                  "Advance" means a borrowing under the Commitment pursuant to Paragraph 2.7 hereof.

                  "Affiliate" means: (i) any person who or entity which directly or indirectly owns, controls or holds ten percent (10%) or more of the outstanding common stock in SunSource Inc.; (ii) any entity of which ten percent (10%) or more of the outstanding common stock or beneficial interest is directly or indirectly owned, controlled, or held by SunSource Inc. or an Affiliate;
(iii)
any entity which directly or indirectly is under common control with SunSource Inc.; (iv) any officer, director or partner of SunSource Inc. or any Affiliate; or (v) any immediate family member of any person who is an Affiliate. For purposes of this definition, the term "control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means CoreStates Bank, N.A. in its capacity as administrative agent for the Banks hereunder, and its successors and assigns in such capacity.

                  "Agreement" means this Amended and Restated Credit Agreement and all exhibits and schedules hereto, as each may be amended, modified or supplemented from time to time.

                  "Bank" means individually and "Banks" means, collectively, the banks identified on Schedule 2 attached hereto as such Schedule may be amended from time to time, their respective successors and assigns and any additional banks which become parties to this Agreement after the date hereof in accordance with Paragraph 12.2 hereof, but shall not include any such Bank which is replaced pursuant to the terms hereof after the date hereof.

                  "Banks' Applicable Share" means, as of any date of determination, with respect to any Net Cash Proceeds which are required or permitted to be used by Borrowers to reduce the Commitment pursuant to this Agreement, (i) the portion of such Net Cash Proceeds which bears the same relationship to the entire amount of such Net Cash Proceeds as the amount of the Commitment on the date of determination bears to the sum of the outstanding principal amount of the Senior Notes plus the amount of the Commitment on the date of determination, plus (ii) such amount of the Net Cash Proceeds which has been offered to the holders of the Senior Notes pursuant to Paragraph 4.8 of the Note Purchase Agreement as a prepayment, but as to which such offer has not been accepted.

                  "Borrowers" mean, jointly and severally, SDI Operating Partners, L.P., a Delaware limited partnership and its Subsidiaries as set forth on Schedule 1 hereto.

                  "Business Day" means any day not a Saturday, Sunday or a day or which banks are required or permitted to be closed under the laws of the Commonwealth of Pennsylvania.

                  "Capital Expenditures" means, for any period, amounts accrued or incurred for fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including direct or indirect acquisition costs of such assets.

                  "Capital Leases" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

                  "Capitalization Ratio" means, as of any date of determination, the ratio of Funded Debt to Total Capital.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, as amended from time to time.

                  "Change of Control" means if at any time after the date of this Agreement: (a) SunSource Inc. ceases to own, directly or indirectly, all of the general and limited partnership interests in the Company and SDIPI; or
(b)(i) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of SunSource Inc. (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of SunSource Inc. entitled to vote in the election of directors, other than Lehman Affiliates and the management group of Norman V. Edmonson, Donald T. Marshall, John P. McDonnell, Harold J. Cornelius, Max W. Hillman and Joseph M. Corvino (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of SunSource Inc. shall cease for any reason to consist of (1) individuals who on the date hereof are serving as directors of SunSource Inc. or (2) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the board is recommended or approved by a majority of the Board of Directors of SunSource Inc. For purposes of clause (b)(i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing Paragraph 9.1(f) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (b)(i) above.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time and regulations in effect from time to time.

                  "Commitment" means the sum of (i) the maximum aggregate principal amount which Banks, on a several basis, have agreed to advance under Section Two hereof, including the Swing Line Commitment (subject to the $5,000,000 sublimit set forth therein) and (ii) the available amount under Letters of Credit issued pursuant to Section Three hereof (subject to the $20,000,000 sublimit set forth therein) in which Banks have agreed to participate, such Commitment being in the aggregate Ninety Million Dollars ($90,000,000) on the date hereof subject to increase at the Company's request and agreement of the Banks pursuant to Paragraph 2.1(d) hereof.

                  "Conversion" means the conversion of SunSource L.P., a Delaware limited partnership, to the corporate form of SunSource Inc., a Delaware corporation as set forth in

SunSource Inc.'s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 31, 1996, as amended.

                  "Default" means an event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

                  "Distributions Paid on Trust Securities" means all amounts payable by the Trust to the holders of the Trust Preferred Securities and Trust Common Securities.

                  "Documentation Agent" shall mean The Bank of Nova Scotia.

                  "EBITDA" means, for any fiscal period of SunSource Inc. and its Consolidated Subsidiaries, Net Income plus (i) GP Management Fees, (ii) Interest Expense (including all interest paid on the Junior Subordinated Debentures (whether paid in cash or in kind)), (iii) all provisions for income taxes, (iv) depreciation and amortization expense, and (v) extraordinary losses, minus extraordinary gains, as each such item is determined in accordance with GAAP. For purposes of this definition, extraordinary losses shall include the restructuring charge of Four Million Nine Hundred Thousand Dollars ($4,900,000), net of deferred income tax benefits and Conversion transaction charges of Two Million One Hundred Fifty Thousand Dollars ($2,150,000) incurred during 1996, and Conversion transaction charges (including make whole provisions and other costs), not to exceed Eight Million Dollars ($8,000,000) to be incurred in 1997.

                  "Environmental Control Statutes" means any federal, state or local laws governing control, storage, removal, spill, release or discharge of Hazardous Substances including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, in each case, including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

                  "Environmental Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of Borrowers, taken as a whole, greater than or equal to $1,000,000 per single event or $5,000,000 in the aggregate for all such environmental events as a result of any condition, circumstance or contingency.

                  "EPA" means the United States Environmental Protection Agency, or any successor thereto.

                  "ERISA Affiliate" means, when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organization within the meaning of Code Section 414(b), (c), (m) or (o) of which any Borrower or Guarantor is a member.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time.

                  "Event of Default" means an event described in Paragraph 9.1 hereof.

                  "Existing Credit Agreement" means that certain Credit Agreement among the Company, SDIPI, the Agent and certain of the Banks dated December 22, 1992, as amended.

                  "Existing Note Purchase Agreement(s)" means those note purchase agreements dated December 15, 1992, as amended, issued by the Company for Ninety-Five Million Dollars ($95,000,000) in privately-placed notes.

                  "Financial Standby Letter of Credit" means a Letter of Credit pursuant to which the beneficiary may draw following a default under an obligation to pay money to the beneficiary.

                  "Fixed Charges" means, at any date of determination for the most recently ended Rolling Period of SunSource Inc. and its Consolidated Subsidiaries, the sum of (i) Interest Expense (including interest paid on the Junior Subordinated Debentures to the extent paid in cash); (ii) GP Management Fees; (iii) rent expense; (iv) scheduled maturities paid on Funded Debt (excluding the Loan); (v) cash dividends paid by SunSource Inc.; and (vi) Partnership Distributions, all as determined in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of Adjusted EBITDAR to Fixed Charges for the most recently ended Rolling Period.

                  "Funded Debt" means, at any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the sum of the following in such period, without duplication: (i) Indebtedness for borrowed money; (ii) Indebtedness evidenced by notes, debentures or similar instruments; (iii) Capital Leases;
(iv) guarantees of Indebtedness or Capital Leases; and (v) Letters of Credit and letter of credit reimbursement obligations. For purposes of this definition, Funded Debt does not include the Junior Subordinated Debentures.

                  "GAAP" shall mean generally accepted accounting principles, which shall be (i) applied in accordance with the Statement on Auditing Standards No. 69 "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report," (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and (ii) in the form and content of any requirements for financial statements filed with the Securities and Exchange Commission, in all cases applied on a consistent basis. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period except such changes in accounting principles approved by the Guarantor's outside auditors.

                  "GP Management Fees" shall mean management fees due SDIPI from the Company which arose or accrued prior to the Conversion notwithstanding that any such amount may not be due or payable until after the Conversion.

                  "Guarantors" means collectively SunSource Inc., a Delaware corporation, SDIPI, SunSub A and SunSub B.

                  "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutants.

                  "Indebtedness" of any person means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such person as liabilities of such person and in any event shall include all (i) obligations of such person for borrowed money or which have been incurred in connection with acquisition of property or assets, (ii) obligations secured by any lien upon property or assets owned by such person, notwithstanding that such person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capital Leases, (v) guarantees and (vi) letters of credit and letter of credit reimbursement obligations.

                  "Interest Expense" means for any fiscal period, the interest expense of SunSource Inc. and its Consolidated Subsidiaries, as determined in accordance with GAAP for such period.

                  "Indenture" means the Indenture dated as of September 5, 1997 between SunSource Inc. and Bank of New York, as trustee, providing for the issuance of the Junior Subordinated Debentures.

                  "Junior Subordinated Debentures" means the unsecured subordinated obligations of SunSource Inc. which will be deposited in the Trust as trust assets upon the Conversion and the terms of which are included in the Indenture.

                  "Letters of Credit" means each Performance Standby Letter of Credit and each Financial Standby Letter of Credit, issued pursuant to Section Three of this Agreement by the Agent and in which the Banks shall participate, with such terms as may be agreed by Borrowers, the applicable beneficiary and Agent at the time of issuance thereof.

                  "Lehman Affiliates" means Lehman Brothers Capital Partners I, L.P., LBI Group, Inc., Lehman Ltd. I Inc., Lehman/SDI, Inc. and Lehman Brothers Holdings Inc.

                  "Leverage Ratio" means as of any date of determination of SunSource Inc. and its Consolidated Subsidiaries the ratio of Funded Debt as of such date to EBITDA for the most recently ended Rolling Period.

                  "Loan" or "Loans" means the outstanding principal balance of Indebtedness for Advances, plus the outstanding principal balance of Indebtedness for Advances on Swing Line Loans under Paragraph 2.13 of this Agreement, plus the unreimbursed amount of any draws on Letters of Credit, in each case, together with interest accrued thereon and fees and expenses incurred in connection therewith.

                  "Local Authorities" means individually and collectively the state and local governmental authorities and administrative agencies which govern the commercial or industrial facilities or businesses owned or operated by Borrowers.

                  "Material Adverse Change" means a material adverse change in the business, financial condition or prospects of Borrowers taken as a whole as a result of any condition, circumstance or contingency, either singly or in the aggregate.

                  "Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of Borrowers taken as a whole as a result of any condition, circumstance or contingency, either singly or in the aggregate.

                  "Maximum Principal Amount" means the maximum principal amount of the Commitment which each Bank has agreed to lend or to participate in the issuance of Letters of Credit as set forth on Schedule 2 attached hereto.

                  "Net Cash Proceeds" of (A) any sale of assets shall mean the cash proceeds received by the seller in such a transaction less (i) the reasonable costs of the transaction, (ii) indebtedness secured by any lien on such assets which is paid from such proceeds and (iii) any tax payment required to be made as a result of the gain (if any) on such sale; and (B) any other prepayment of the Loan and Senior Notes shall mean the total amount of such payment to the Banks and the holder of the Senior Notes.

                  "Net Income" means, for any period, SunSource Inc. and its Consolidated Subsidiaries' gross revenue for such period (excluding extraordinary gains and losses) less all expenses and other proper charges (including taxes on income), in each case as determined in accordance with GAAP.

                  "Net Worth" means, as of any date of determination, Total Assets minus Total Liabilities in SunSource Inc. and its Consolidated Subsidiaries, as stated on the financial statements most recently delivered to Banks pursuant to Paragraphs 5.1(e)(i), 6.2, and 6.3 hereof, as applicable.

                  "Note Purchase Agreement" means the Note Purchase Agreement dated as of the date hereof between the Company and Teachers Insurance and Annuity Association of America providing for the issuance of the Senior Notes, as amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

                  "Partnership Agreement" means individually, as noted, and "Partnership Agreements" means collectively the Amended and Restated Agreement of Limited Partnership of the Company dated February 1, 1987, and the Amended and Restated Agreement of Limited Partnership of SDIPI dated February 5, 1987, as each may be amended to date and from time to time hereafter in accordance with its terms and the provisions hereof.

                  "Partnership Distributions" means amounts payable by the Company to SunSource Inc. and SDIPI pursuant to Section 5.02 of the Company's Partnership Agreement, to fund Tax Distributions, including without limitation those which arose or accrued prior to the Conversion notwithstanding that any such amounts may not be due or payable until after the Conversion.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Performance Standby Letter of Credit" means a Letter of Credit pursuant to which the beneficiary may draw following a default by Borrowers under an obligation, other than an obligation to pay money, owed to the beneficiary.

                  "Permitted Investments" means (i) investments in commercial paper maturing in 180 days or less from the date of issuance which is rated Al or better by Standard & Poor's Corporation or Pl or better by Moody's Investors Services, Inc.; (ii) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; (iii) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and the long-term deposits of which are rated Al or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Corporation; (iv) money market funds invested in vehicles of the types set forth in subsections (i) through (iii); and (v) other investments not to exceed $500,000 in the aggregate made from the date hereof to the Termination Date.

                  "Plan" means any pension benefit or welfare benefit plan as defined in section 3(1), (2) or (3) of ERISA covering employees of Borrowers or any ERISA Affiliate.

                  "Pro Rata Share" means as to a Bank the ratio which the outstanding principal balance of its portion of the Loan hereunder bears to the aggregate outstanding principal balance of the Loan at any time; or if no indebtedness is outstanding hereunder, its percentage share of the Commitment.

                  "Promissory Notes" means collectively the Promissory Notes in the form of Exhibit B attached hereto to be delivered by Borrowers to Banks pursuant to Paragraph 5.1(a) hereof, as the same may be amended or modified or extended or restated from time to time.


                  "Required Banks" means those Banks (which may include Agent) holding sixty-six and two-thirds percent (66-2/3%) or more of the amount of the Commitment or, if indebtedness is outstanding hereunder, sixty-six and two-thirds percent (66-2/3%) or more of the Loan.

                  "Restricted Payments" means (i) any dividend or distribution on, or the purchase, redemption, prepayment or other retirement of the common securities of SunSource Inc.; (ii) the payment of principal or interest on or the purchase, redemption, prepayment or other retirement of the Junior Subordinated Debentures; and (iii) Tax Distributions.

                  "Rolling Period" means, as of any date, the most recent four
(4) consecutive fiscal quarters of SunSource Inc. and its Consolidated Subsidiaries completed on or before such date.

                  "Sale of Material Assets" means any sale, transfer or other disposition of Borrowers' assets in transactions in which the total consideration paid or payable to Borrowers (including without limitation all cash, liabilities assumed and the fair market value of any stock provided in such transaction) is, in the aggregate, as to all such transactions after the date of this Agreement, greater than Fifteen Million Dollars ($15,000,000).

                  "Senior Notes" means the Company's 7.66% Senior Notes due 2002 issued in an original aggregate principal amount of Sixty Million Dollars ($60,000,000) pursuant to the Note Purchase Agreement.

                  "Subsidiary" or "Subsidiaries" means any corporation of which the Company, directly or indirectly, owns more than fifty percent (50%) of any class or classes of securities. The Subsidiaries of the Company on the date hereof are set forth on Schedule 1 attached hereto.
The Subsidiaries, collectively with the Company, are the Borrowers.

                  "SunSource Inc. and its Consolidated Subsidiaries" means SunSource Inc. and its consolidated subsidiaries as defined in accordance with GAAP.
                                      -11-

                  "Swing Line Commitment" means the obligation of the Agent to make the Swing Line Loan pursuant to Paragraph 2.13 hereof in the aggregate principal amount of Five Million Dollars ($5,000,000).

                  "Swing Line Loan" means an Advance under the Swing Line Commitment made by the Agent on behalf of the Banks pursuant to Paragraph 2.13 hereof.

                  "Tax Distributions" shall mean those distributions which are payable to the former B interest holders in SunSource L.P. pursuant to the Company's Partnership Agreement, including any payments which are due and payable after the Conversion.

                  "Termination Date" means the earlier of (i) September 30, 2002 or (ii) the date on which the Commitment is terminated pursuant to Paragraphs
2.8 and 9.2 hereof.

                  "Total Assets" means, as of any date of determination, all assets of SunSource Inc. and its Consolidated Subsidiaries, as set forth on SunSource Inc.'s financial statements most recently delivered to Banks pursuant to Paragraphs 5.1, 6.2 and 6.3 hereof, as defined in accordance with GAAP.

                  "Total Capital" means, at any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the sum of the following: (i) Funded Debt; (ii) the outstanding principal amount of Junior Subordinated Debentures; and (iii) Net Worth.

                  "Total Liabilities" means, as of any date of determination, all liabilities and deferred items of SunSource Inc. and its Consolidated Subsidiaries, as set forth on SunSource Inc.'s financial statements most recently delivered to Banks pursuant to Paragraphs 5.1, 6.2 and 6.3 hereof, as defined in accordance with GAAP.

                  "Trade Notes" means Indebtedness of the Company secured by the Company's inventory of glass and window products pursuant to financing plans in the normal course of business for value received.

                  "Trust" shall mean SunSource Capital Trust, a Delaware statutory business trust, which is the issuer of the Trust Preferred Securities to the former holders of the A interests in SunSource L.P. and the Trust Common Securities to SunSource Inc.

                  "Trust Preferred Securities" means the preferred securities issued by the Trust pursuant to the Conversion.

                  "Trust Common Securities" means the common securities issued by the Trust pursuant to the Conversion.

                  1.2.  Rules of Construction.

                           (a) GAAP. Except as otherwise provided herein,
financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP. If Borrowers or Required Banks determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to their detriment under this Agreement, such party may, by written notice to the other within thirty (30) days after the effective date of such change in GAAP, request renegotiation and the parties agree to negotiate in good faith to modify such financial covenants affected by such change to reflect equitably such change. If Borrowers and Required Banks have not agreed on revised covenants within thirty
(30) days after the delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change occurred that gave rise to the notice.

                           (b) Use of Term "Consolidated". Any term defined in
Paragraph 1.1 hereof, when modified by the word "Consolidated," shall have the meaning given to such term herein as to SunSource Inc. on a consolidated basis with its Subsidiaries and all other entities whose accounts, financial results or position, for either federal income tax or financial accounting purposes, are consolidated with those of SunSource Inc. in accordance with GAAP.

                                   SECTION TWO
                              REVOLVING CREDIT LOAN

                  2.1. (a) The Facility. From time to time prior to the Termination Date, subject to the provisions below, each Bank on a several basis up to its Maximum Principal Amount shall make Advances to Borrowers on a joint and several basis and Borrowers may repay and reborrow under the Commitment an aggregate principal amount not to exceed at any time outstanding the aggregate Commitment as from time to time in effect less (i) outstanding Advances, (ii) the amount of any Swing Line advances outstanding under Paragraph 2.13 hereof; and (iii) the aggregate amount of all amounts available under and unreimbursed draws with respect to Letters of Credit.

                           (b) Amendment and Restatement. This Agreement amends
and restates, replaces and supersedes the Existing Credit Agreement; provided, however, that the execution and delivery of this Agreement shall not in any circumstance be deemed to have terminated, extinguished, or discharged the Company's Indebtedness under the Existing Credit Agreement, all of which Indebtedness and the guaranties therefor shall continue under and be governed by this Agreement and the other Loan Documents. This Agreement IS NOT A NOVATION.

                           (c) Authority of the Company. Each of the Borrowers
hereby irrevocably authorizes and requests that SunSource Inc. execute all Advance/Credit Request

Forms, make all elections as to interest rates and take any other actions required or permitted of Borrowers hereunder, on its respective behalf, in each case with the same force and effect as if such Borrower had executed such Advance/Credit Request Form, made such election or taken such other action itself.

                           (d) Optional Increase of Commitment.

                               (i) For a period of up to one hundred twenty
(120) days after the date of this Agreement, and in the absence of a Default or Event of Default hereunder, Borrowers shall have the right to request that the Commitment be increased by up to Twenty Million Dollars ($20,000,000) (the "Additional Commitment"). Borrowers shall request such Additional Commitment from Agent in writing thirty (30) days before the requested date of such increase. Agent shall first offer such Additional Commitment to the Banks on the basis of their respective Pro Rata Shares. Banks shall respond to Agent's offer within five (5) Business Days. Any amount of the Additional Commitment not agreed to be loaned by Banks shall then be offered to those Banks which have agreed to increase their respective Commitments on a pro rata basis. Such Banks shall respond to Agent's offer within five (5) Business Days. Any portion of the Additional Commitment not agreed to be loaned by such Banks may then be offered to other banks not party to this Agreement on such terms and conditions as Borrowers and Agent may agree.

                               (ii) Banks shall have no obligation to agree to
increase their Pro Rata Share of the Commitment. Banks hereby acknowledge that the Commitment may be increased by the Additional Commitment, and that no approval of any Bank is required for such increase. Appropriate amendment documentation, amended promissory notes, resolutions, certificates and opinions will be executed to make available the Additional Commitment.

                  2.2. Promissory Notes. The Indebtedness of Borrowers to each Bank under the Loan will be evidenced by a Promissory Note executed by Borrowers in favor of such Bank in the form of Exhibit B hereto. The original principal amount of each Bank's Promissory Note will be the amount identified in Schedule 2 attached hereto as its respective Maximum Principal Amount; provided, however, that notwithstanding the face amount of each such Promissory Note, Borrowers' liability under each such Promissory Note shall be limited at all times to its actual indebtedness, principal, interest and fees, then outstanding hereunder.

                  2.3. Banks' Participation. Banks shall participate in the Loan in the Maximum Principal Amounts and percentages set forth in Schedule 2 attached hereto.

                  2.4. Use of Proceeds. Funds advanced under the Loan shall be used by the Borrowers solely for general corporate purposes, including working capital, acquisition financing, transaction expenses, payments of up to $14,500,000 to the former holders of the A interests in SunSource L.P. pursuant to the Conversion, and repayment of certain Indebtedness, including Indebtedness under the Existing Credit Agreement and Existing Note Purchase Agreements and make whole payments under the Existing Note Purchase Agreements.

                  2.5. Repayment. The aggregate outstanding principal balance under the Loan on the Termination Date shall be due and payable in full on the Termination Date, subject to earlier payments required pursuant to Paragraph 2.8(c) and (d) hereof in connection with reductions of the amount of the Commitment (including voluntary reductions, reductions by Banks following an Event of Default and reductions required in connection with certain sales of assets). Notwithstanding the immediately preceding sentence, the aggregate outstanding balance of the Promissory Notes shall be due and payable on the date of Banks' notice to Borrowers of the occurrence of an Event of Default, termination of the Commitment and acceleration of the Loan.

                  2.6. Interest. Portions of the Loan shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

                  Definitions. As used in this Paragraph 2.6, the following words and terms shall have the meanings specified below:

                  "Adjusted Libor Rate" shall mean, for any Interest Period, as applied to a Portion, the rate per annum (rounded upwards, if necessary to the next 1/100 of 1%) determined pursuant to the following formula:

                  Adjusted Libor Rate  =       Libor Rate
                                         ----------------------
                                         1 - Reserve Percentage

For purposes hereof, "Libor Rate" shall mean, as applied to a Portion, the rate which appears on the Telerate page 3750 at approximately 9:00 a.m. Philadelphia time two (2) London Business Days prior to the commencement of such Interest Period for the offering to leading banks in the London Interbank Market of deposits in United States Dollars or alternate currency ("Eurodollars") or, if such rate does not appear on the Telerate page 3750, the rate which appears (or, if two or more such rates appear, the average rounded up to the nearest 1/100 of 1% of the rates which appear) on the Reuters Screen LIBO Page as of 11:00 a.m. London time two (2) London Business Days prior to the commencement of the Interest Period in amounts substantially equal to such Portion as to which Borrowers may elect the Adjusted Libor Rate to be applicable with a maturity of comparable duration to the Interest Period selected by Borrowers.

                  "Applicable Margin" shall mean, with respect to each Portion bearing interest at the Adjusted Libor Rate, the percentage per annum set forth in the appropriate column below that corresponds to the Leverage Ratio; provided, however, that Borrowers shall be deemed to be in Level I as of the date of this Agreement, and shall not be eligible for Levels II and III until Agent shall have received SunSource Inc.'s and its Consolidated Subsidiaries' financial statements for the period ended December 31, 1997 to be delivered pursuant to Paragraph 6.2 hereof.

Level                      Leverage Ratio                    Applicable Margin
-----                      --------------                    -----------------

I                          less than 3.25 to 1                    1.50%
                           but greater than
                           or equal to 2.75 to 1

II                         less than 2.75 to 1                    1.25%
                           but greater than
                           or equal to 2.25 to 1

III                        less than 2.25 to 1                    1.00%

                  The Applicable Margin shall adjust automatically, as appropriate, on the day following delivery of a quarterly Compliance Certificate in accordance with Paragraph 6.2 or 6.3 hereof, provided, that in the event that a quarterly compliance certificate has not been delivered within ten (10) days after the date required by Paragraph 6.2 or 6.3, then the Applicable Margin shall adjust to Level I as of the latest date of required delivery; provided, further, however, that the Applicable Margin shall readjust retroactively to the date such certificate was required to be delivered by Paragraph 6.2 or 6.3 if the Applicable Margin shall increase based on such Compliance Certificate and shall readjust on the day after delivery of such delinquent Compliance Certificate if the Applicable Margin shall decrease or remain the same based on the ratio set forth in such Compliance Certificate.

                  "Base Rate" shall mean the highest of (i) the Federal Funds Rate plus one half of one percent (1/2%) per annum, or (ii) the Prime Rate.

                  "Federal Funds Rate" means for any day the effective rate of interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

                  "Interest Period" means a period of one (l), two (2), three
(3) or six (6) months' duration, as Borrowers may elect, during which the Adjusted Libor Rate is applicable; provided, however, that (a) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (b) any Interest Period which would otherwise end on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day; and (c) with respect to an Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last London Business Day of a calendar month.

                  "London Business Day" shall mean any Business Day on which banks in London, England are open for business.

                  "Portion" shall mean a portion of a Loan as to which Borrowers have elected a specific interest rate and, in the case of a Portion bearing interest at a rate based upon the Adjusted Libor Rate, an Interest Period.

                  "Prime Rate" shall mean the rate of interest announced by Agent from time to time as its prime rate.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended and as may be amended from time to time, and any successor thereto.

                  "Reserve" shall mean, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

                  "Reserve Percentage" shall mean, for a Bank on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for deposits of United States Dollars in a nonUnited States or an international banking office of a Bank used to fund a Portion bearing interest based on the Adjusted Libor Rate or any loan made with the proceeds of such deposit. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                           (a) Interest on Loan.

                               (i) At the Company's election in accordance with
the provisions of Paragraph 2.6(c) below, in the absence of an Event of Default or Default hereunder, and prior to maturity, any Portion of the Loan shall bear interest at any one of the following rates:


                                                     (A) Base Rate. The Base
                                            Rate, such rate to change when and
                                            as the Base Rate changes.

                                                     (B) Adjusted Libor-Based
                                            Rate.  The Adjusted Libor Rate plus
                                            the Applicable Margin.

                               (ii) Notwithstanding the foregoing, upon the
occurrence and during the continuance of an Event of Default or Default hereunder, including after maturity and before and after judgment, Borrowers hereby agree to pay to Banks interest on the outstanding principal balance of the Loan at the rate of two percent (2%) per annum in excess of the rates then available to and elected by the Company for each Portion then outstanding, and with respect to Portions bearing interest based on the Adjusted Libor Rate, at the end of the applicable Interest Periods and thereafter, such Portions shall bear interest at the rate of two percent (2%) per annum in excess of the Base Rate, such rate to change when and as the Base Rate changes.

                           (b) Procedure for Determining Interest Periods and
Rates of Interest.

                               (i) If the Company elects the Base Rate to be
applicable to a Portion, the Company must notify Agent of such election prior to one o'clock (1:00) p.m. Philadelphia time one (1) Business Day prior to the date of the proposed application of such rate. If the Company elects the Adjusted Libor Rate to be applicable to a Portion, the Company must notify Agent of (A) such election and (B) the Interest Period selected prior to one o'clock (1:00) p.m. Philadelphia time at least three (3) London Business Days prior to such Advance or the commencement of the proposed Interest Period. If Company does not provide the applicable notice for the Adjusted Libor Rate, then the Borrowers shall be deemed to have requested that the Base Rate apply to any Portion as to which the Interest Period is expiring and to any new Advance of the Loan until Borrowers shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.6(b).

                               (ii) Borrowers shall not elect more than five (5)
different Portions (other than Portions bearing interest at the Base Rate) to be applicable to the Loan at one time.

                           (c) Payment and Calculation of Interest. Interest
shall be due and payable on the last day of each Interest Period for each Portion bearing interest based on the Adjusted Libor Rate; provided, however, that with respect to Portions which bear interest at the Adjusted Libor Rate having Interest Periods in excess of three (3) months, the Borrowers shall pay interest on the ninetieth (90th) day of the Interest Period and on the last day of the Interest Period. With respect to Portions which bear interest at the Base Rate, the Borrowers shall pay interest on the last Business Day of each month commencing on the first such date after the first Advance which bears interest at the Base Rate. Interest shall be calculated in accordance with the provisions of Paragraph 2.6(b) hereof; interest based on the Base Rate shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and interest based on the Adjusted Libor Rate shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                           (d) Reserves. If at any time when a Portion is
subject to the Adjusted Libor Rate, and a Bank is subject to and incurs a Reserve, Borrowers hereby agree to pay within five (5) Business Days of demand thereof from time to time, as billed by Agent on behalf of itself or a Bank, such additional amount as is necessary to reimburse such Bank for its costs in maintaining such Reserve to the extent such costs are not reflected in the Reserve Percentage used to determine the Adjusted Libor Rate. Such amount shall be computed by taking into account the cost incurred by the Bank in maintaining such Reserve in an amount equal to such Bank's ratable share of the Portion on which such Reserve is incurred. The determination by Agent on behalf of any Bank of such costs incurred and the allocation, if any, of such costs among Borrowers and other customers which have similar arrangements with such Bank shall be prima facie evidence of the correctness of the fact and the amount of such additional costs. Upon notification to Borrowers of any payment required pursuant to this Paragraph 2.6(d), Borrowers may, subject to the payment of all amounts due under this provision as of such date and the provisions of Paragraph 2.10, repay the Portion with respect to which such payment is required.

                           (e) Special Provisions Applicable to Adjusted Libor
Rate. The following special provisions shall apply to the Adjusted Libor Rate:

                               (i) Change of Adjusted Libor Rate. The Adjusted
Libor Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, and any Reserve which has resulted in a payment pursuant to Paragraph 2.6(d), that increase the cost to Banks of funding the Loan or a Portion thereof bearing interest at the Adjusted Libor Rate. Agent shall give the Borrowers notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. Borrowers may, by notice to Agent, (A) request Agent to furnish to Borrowers a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment; and/or
(B) repay the Portion of the Loan with respect to which such adjustment is made, subject to the requirements of Paragraph 2.10 hereof.

                               (ii) Unavailability of Eurodollar Funds. In the
event that Borrowers shall have requested the rate based on the Adjusted Libor Rate in accordance with Paragraph 2.6(c) hereof and any Bank shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the Portion and for the Interest Period specified are unavailable, or that the rate based on the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Portion specified by the Borrowers during the Interest Period specified or that by reason of circumstances affecting

Eurodollar markets, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate applicable to the specified Interest Period, Agent shall promptly give notice of such determination to the Borrowers that the rate based on the Adjusted Libor Rate is not available. A determination by such Bank hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, the Banks' obligation to advance or maintain Portions at the Adjusted Libor Rate shall be suspended until Agent shall have notified the Borrowers and Banks that such conditions shall have ceased to exist, and the Base Rate shall be applicable to all Portions.

                               (iii) Illegality. In the event that it becomes
unlawful for a Bank to maintain Eurodollar liabilities sufficient to fund any Portion of the Loan bearing interest at the rate based on the Adjusted Libor Rate, then such Bank shall immediately notify the Borrowers thereof (with a copy to Agent) and such Bank's obligations hereunder to make or maintain Advances bearing interest based on the Adjusted Libor Rate shall be suspended until such time as such Bank may again cause the rate based on the Adjusted Libor Rate to be applicable to its share of any Portion of the outstanding principal balance of the Loan and such Bank's share of any Portion shall then be subject to the Base Rate.

                  2.7. Advances.

                           (a) At the time the Company provides the requisite
notices set forth in Paragraph 2.6(b) hereof relating to the election of interest rates, the Company shall give Agent written notice of each requested Advance under the Commitment, specifying the date, amount and purpose thereof. The Company shall give Agent three (3) London Business Days notice of an Advance for an Adjusted Libor Rate Loan, one (1) Business Day notice of an Advance for a Base Rate Loan, and same day notice of an Advance for a Swing Line Loan. Such notices shall be in the form of the Advance/Credit Request Form attached hereto as Exhibit A, shall be certified by the chief financial officer or controller of SunSource Inc. and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of the date of the requested Advance:

                               (i) the aggregate amount of the requested
Advance, which for Base Rate Loans and Adjusted Libor Rate Loans shall be in multiples of $100,000 but not less than the lesser of $2,000,000 or the unborrowed balance of the Commitment;

                               (ii) confirmation of the interest rate(s) the
Borrowers have elected to apply to the above Advance and, if more than one interest rate has been elected, the amount of the Portion as to which each interest rate shall apply;

                               (iii) confirmation of Borrowers' compliance with
Paragraphs 6.13 through 6.15 and Section Seven hereof after giving effect to such Advance of the Loan;

                               (iv) statements that the representations and
warranties set forth in Section Four hereof are true and correct in all material respects as of the date thereof; no Event of Default or Default has occurred and is then continuing; and there has been no Material Adverse Change since the date of the quarterly and audited annual financial statements most recently delivered by Borrowers to Banks pursuant to Paragraphs 5.1(e), 6.2 and 6.3 of this Agreement; and

                           (b) (i) Upon receiving a request for an Advance in
accordance with subparagraph (a) above, Agent shall request by written notice to Banks that each Bank advance funds to Agent so that each Bank participates in the requested Advance in the same percentage as it participates in the Commitment. Each Bank shall advance its applicable percentage of the requested Advance to Agent by delivering federal funds immediately available at Agent's offices prior to twelve o'clock (12:00) noon Philadelphia time on the date of the Advance. Subject to the satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to the Borrowers by crediting such amount to the Company's or applicable Borrowers' deposit account with Agent not later than two o'clock (2:00) p.m. Philadelphia time on the day of the requested Advance; provided, however, that in the event Agent does not receive a Bank's share of the requested Advance by such time as provided above, Agent shall not be obligated to advance such Bank's share.

                               (ii) Unless Agent shall have been notified by a
Bank prior to the date such Bank's share of any such Advance is to be made by such Bank that such Bank does not intend to make its share of such requested Advance available to Agent, Agent may assume that such Bank has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Bank on the date the Advance is made, Agent shall be entitled to recover such amount on demand from such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on (but excluding) the date Agent recovers such amount, at a rate per annum, equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day). If such Bank fails to pay such amount to Agent upon demand, Agent may demand repayment thereof from Borrowers, together with interest accrued thereon at the rate per annum applicable to the Advance which such Bank failed to fund.

                           (c) Each request for an advance pursuant to this
Paragraph 2.7 shall be irrevocable and binding on the Borrowers. In the case of any requested Advance which is to be based upon the Adjusted Libor Rate, the Borrowers shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date of the requested Advance the applicable conditions thereto set forth in Section Five hereof, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such

Bank to fund the requested Advance when such Advance, as a result of such failure, is not made on such date, as calculated by Agent in accordance with Exhibit C attached hereto.

                  2.8. Reduction and Termination of Commitment; Voluntary and Mandatory Prepayment.

                           (a) Voluntary. Borrowers shall have the right at any
time and from time to time, upon three (3) Business Days prior written notice to Agent, to reduce the Commitment in whole or in part to be shared among the Banks based on each Bank's respective Pro Rata Share in increments of Five Million Dollars ($5,000,000) without penalty or premium.

                           (b) Default. Pursuant to Paragraph 9.2 hereof, upon
the occurrence of any Event of Default hereunder Required Banks shall have the right to terminate the Commitment at any time, in their discretion and upon notice to Borrowers (and the Commitment shall terminate automatically without notice if an Event of Default described in Paragraph 9.1(h) shall occur).

                           (c) Mandatory Prepayments; Sale of Assets. In
connection with any Sale of Material Assets, the Commitment shall be automatically and permanently reduced by the Banks' Applicable Share of the amount by which the Net Cash Proceeds thereof exceed the amounts permitted to be sold pursuant to Paragraph 7.7 hereof; provided that in connection with any amounts due under this provision, the holder of the Senior Notes is simultaneously offered a prepayment so that the amount paid to the Banks equals the Banks' Applicable Share of the Net Cash Proceeds required to be paid as set forth above.

                           (d) Payments. On the effective date of each reduction
permitted or required by clauses (a) and (c) of this Paragraph 2.8, Borrowers shall make a payment of the Loan in an amount, if any, by which the aggregate outstanding principal balance of the Loan plus the undrawn amount of all Letters of Credit exceeds the amount of the Commitment as then so reduced, together in all cases with accrued interest on the amount so paid, and if a Portion is paid prior to the last day of an Interest Period, Borrowers shall also pay any funding costs and loss of earnings and anticipated profits which may arise in connection with such prepayment or repayment, as required by Paragraph 2.10 hereof.

                           (e) Reductions Permanent. Any termination or
reduction of the Commitment shall be permanent, and the Commitment cannot thereafter be restored or increased without the written consent of all Banks.

                  2.9. Prepayment. Borrowers may prepay the outstanding Advances at any time without premium or penalty and may reborrow under the Commitment upon the terms and conditions set forth therein; provided, however, that (i) Borrowers shall give Agent one (1) Business Days' notice of a payment on a Portion bearing interest at the Base Rate; and (ii)

Portions bearing interest at the Adjusted Libor Rate may only be paid on the last day of the applicable Interest Period.

                  2.10. Funding Costs; Loss of Earnings. In connection with any prepayment or repayment of a Portion bearing interest based on the Adjusted Libor Rate made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, Borrowers shall pay to Banks all funding costs and loss of earnings and anticipated profits which may arise in connection with such prepayment or repayment, as calculated by Agent in accordance with Exhibit C attached hereto.

                  2.11. Payments. All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrowers to Agent in immediately available funds before twelve o'clock (12:00) noon Philadelphia time on any Business Day at the principal office of Agent set forth at the beginning of this Agreement. Borrowers hereby authorize Agent to charge Borrowers' accounts with Agent for all payments of principal, interest and fees when due hereunder.

                  2.12. Commitment Fee. Borrowers shall pay to Agent for the benefit of Banks a commitment fee on the average daily amount of the unused portion of the Commitment at the rate of .375 percent per annum. Such fee shall be paid from the date hereof through the Termination Date, which fee shall be payable at the offices of Agent quarterly in arrears on the last day of each January, April, July and October, as billed by Agent. Banks shall share in such commitment fee in the same proportion as they participate in the Commitment. The Commitment fee shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                  2.13.    Swing Line Loans.

                           (a) Swing Line Commitment. Subject to the terms and
conditions hereof, Agent, on behalf of the Lenders, may in Agent's discretion from the date hereof through and including the Termination Date make Swing Line Loans to Borrowers on a joint and several basis from time to time in an aggregate principal amount at any one time outstanding not to exceed Five Million Dollars ($5,000,000), provided, that, no Swing Line Loan shall be made if after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, such Swing Line Loan shall exceed the aggregate Commitment as from time to time in effect less (i) outstanding Advances, (ii) the amount of any prior Swing Line advances outstanding under this Paragraph, and (iii) the aggregate amount of all amounts available under and unreimbursed draws with respect to Letters of Credit. Except as otherwise may be agreed upon from time to time between the Company and the Agent, Borrowers shall give Agent written notice of each requested Advance of a Swing Line Loan. Such notice of a requested Advance of a Swing Line Loan shall be certified by chief financial officer or controller of SunSource Inc. and shall be in the form of the Advance/Credit Request Form attached hereto as Exhibit A. Within the foregoing limits, the Borrowers may repay and reborrow under the Swing Line Commitment prior to the Termination Date, subject to and in accordance with the terms and limitations hereof.

                           (b) Interest. The interest rate applicable to a Swing
Line Loan shall be the Base Rate and shall be paid to the Agent for its own account on the last day of each month.

                           (c) Payment. Each Swing Line Loan shall be due and
payable on the earlier of: (i) the Termination Date and (ii) one (1) Business Day after the date on which Agent shall have demanded payment thereof; provided, however, that the Borrowers may pay the Swing Line Advance on any date in their discretion with same day notice to the Agent without premium or penalty.

                           (d) Procedure for Swing Line Loans. Subject to the
terms and conditions hereof, the Borrowers may borrow under the Swing Line Commitment on any Business Day prior to the Termination Date. Except as otherwise may be agreed upon from time to time between the Company and the Agent, the Borrowers shall give Agent irrevocable notice, which notice must be received by the Agent prior to one o'clock (1:00) p.m., Philadelphia time, on the requested date, specifying in the notice (a) the amount requested to be borrowed and (b) the requested borrowing date. The proceeds of each Swing Line Loan will be made available by the Agent to the Borrowers by the Agent crediting the account of the Borrowers with such proceeds on the requested borrowing date.

                           (e) Allocating Swing Line Loans; Swing Line Loan
Participation.

                               (i) The Agent, may in its sole and absolute
discretion, direct that all Swing Line Loans owing to it be refunded by delivering a notice (a "Notice of Swing Line Refunding") to each Bank and, unless an Event of Default described in Paragraph 9.1(h) (an "Insolvency Event of Default") in respect of a Borrower has occurred, to the Borrowers, each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of an Advance/Credit Request Form of a Loan to bear interest at the Base Rate in an amount equal to the amount of the Swing Line Loans outstanding on such date. Unless an Insolvency Event of Default shall have occurred (in which case the procedures of Paragraph 2.13(e)(ii) shall apply), each Bank (including the Agent in its capacity as a Bank) shall (i) make a Loan to Borrowers in an amount equal to such Bank's percentage share of the Commitment of the aggregate principal amount of the Swing Line Loans outstanding on the date of delivery of the applicable Notice of Swing Line Refunding and (ii) make the proceeds of its Loan available to the Agent for the account of the Agent at the office of the Agent prior to twelve o'clock (12:00) noon, Philadelphia time, in funds immediately available to the Agent on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swing Line Loans.

                               (ii) If an Insolvency Event of Default occurs
prior to an Advance pursuant to a Notice of Swing Line Refunding, each Bank (other than the Agent) shall, on the date a Loan would have been made pursuant to such Notice of Swing Line Refunding (the "Refunding Date"), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) such Bank's Pro Rata Share times (ii) the aggregate principal amount of the Swing Line Loans then outstanding which were to have been repaid with Loans (the "Swing Line Participation Amount"). On the Refunding Date, each Bank shall transfer to the Agent, in immediately available funds, such Bank's Swing Line Participation Amount.

                               (iii) Whenever, at any time after the Agent has
received from any Bank such Bank's Swing Line Participation Amount, the Agent receives any payment on account thereof, the Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it in like funds as such payment is required to be returned by the Agent.

                               (iv) Each Bank's obligation to make Loans
pursuant to Paragraph 2.13(a) and to purchase participating interests shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, (i) any setoff counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any Borrower, or any Borrower may have against any Bank or any other person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or the Guarantors; (iv) any breach of this Agreement by any party hereto; (v) the failure to satisfy any condition to the making of any Loan hereunder; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                  2.14. Regulatory Changes in Capital Requirements. If any Bank shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company if any, as a consequence of this Agreement, the Commitment, Advances, Letters of Credit or the Loan made by such Bank pursuant hereto to a level below that which such Bank or its holding company would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrowers shall pay to such Bank, within five (5) Business Days after receiving such

Bank's demand therefor and the certificate referred to below, such additional amount or amounts as will compensate such Bank or its holding company for any such reduction suffered, which amount, if not paid within such period of five
(5) Business Days, shall bear interest from the date due until payment in full thereof at the rate provided in Paragraph 2.6(a)(ii) hereof. Such Bank will notify the Borrowers of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Paragraph 2.14 as promptly as practicable after it obtains knowledge thereof.

                  A certificate of such Bank setting forth in detail such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above and describing the calculation of such amount shall be delivered to the Borrowers and shall be conclusive absent manifest error. For purposes of the application of this Paragraph 2.14 to Borrowers and in calculating any amount that may be necessary to compensate a Bank under this Paragraph 2.14, such Bank shall determine the applicability of this provision to Borrowers and calculate the amount payable to such Bank hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Paragraph 2.14.

                  Failure on the part of any Bank to demand compensation for increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to any other period.

                  2.15. Taxes.

                           (a) Net Payment by Borrowers. Except as provided
below, all payments by Borrowers hereunder shall be made without deduction for and free and clear of all taxes, levies, imposts, or charges and all liabilities (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto.

                               (i) U. S. Withholding Taxes. Borrowers and Agent
shall be entitled to deduct and withhold United States withholding taxes with respect to all payments to be made hereunder to a Bank as may be required by United States law. Within (30) days after the date of any payment of withheld taxes by Borrowers to the applicable taxing authority, Borrowers will furnish to Agent the original or a certified copy of a receipt or other documents reasonably acceptable to Agent evidencing such payment. Any Bank that is (or that has granted an assignment or participation to any lender that is) organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) shall provide on the date of this Agreement and from time to time thereafter if requested by Borrowers or Agent or required by the Internal Revenue Service of the United States, (i) a facially complete Internal Revenue Service Form 4224 (or any successor form) certifying that all payments made to such Bank are effectively connected with its conduct of a trade or business in the United States and will be includible in its gross income, (ii) a facially complete Internal Revenue Service Form 1001 (or any successor form) certifying as to its status for purposes of determining the applicability of a reduced rate of United States withholding taxes with respect to all payments to be made hereunder to such Bank pursuant to a double tax treaty obligation of the United States, or (iii) other facially complete documents satisfactory to Agent and Borrowers indicating that all payments that will be made to such Bank are exempt from or subject to a reduced rate of United States withholding tax. Unless the Borrowers and Agent have received such forms or such documents validly indicating that payments hereunder are not subject to United States withholding tax or are subject to such withholding tax at a reduced rate, Borrowers or Agent shall withhold taxes from such payments to such Bank at the applicable statutory rate.

                               (ii) Other Taxes. The general prohibition against
reduction of payments contained in this Paragraph 2.15(a) shall exclude any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located (all such non-excluded taxes, levies, imposts, charges and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or paid from or in respect of any sum payable hereunder or under any Promissory Note to any Bank, then Borrowers shall be required to pay an additional amount such that after making all required deductions or payments for such Taxes (including deductions and payments applicable to additional sums payable under this Paragraph 2.15(a)(ii)), but taking into account any credit, deduction or offset available in any other jurisdiction as a result of such payment (as determined and certified by such Bank's tax or accounting department to Borrowers in good faith), such Bank receives an amount equal to the sum it would have received had no such deductions or payments been made. Payment of any additional amounts required by this Paragraph 2.15(a)(ii) shall be made at the time of payment of the amounts otherwise required to be paid by Borrowers if the Taxes have been withheld by Borrowers, or otherwise within thirty (30) days from the date such Bank makes written demand therefor.

                           (b) Participants and Assignees. Any Bank that enters
into any participation or assignment permitted by Paragraph 12.2 hereof shall give Borrowers and Agent immediate notice of such assignment or participation, describing the terms thereof and indicating the identity and country of residence of each of the participants or assignees. Notwithstanding any other provision contained herein to the contrary, the Borrowers and the Agent shall be entitled to deduct and withhold United States withholding taxes with respect to all payments to be made hereunder to or for such Bank or Assignee as may be required by United States law due to such assignment or participation. Each Bank hereby indemnifies and holds harmless Borrowers and Agent from and against any tax, interest, penalty or other expense that Borrowers or Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any participation or assignment that is not fully disclosed to them as required hereunder.
                                      -27-

                                  SECTION THREE
                                LETTERS OF CREDIT

                  3.1. (a) Availability of Letters of Credit. Subject to the terms and conditions set forth herein, Banks shall from time to time prior to the Termination Date participate in the issuance by Agent of Letters of Credit for the account of Borrowers on the following terms and conditions:

                           (i) at the time of the issuance of each Letter of
Credit, the face amount of such Letter of Credit together with the undrawn amount of any outstanding Letters of Credit and the amount of any unreimbursed draws under Letters of Credit shall not exceed Twenty Million Dollars ($20,000,000);

                           (ii) at the time of the issuance of each Letter of
Credit, the face amount of such Letter of Credit shall not exceed the aggregate Commitment as from time to time in effect less (i) outstanding Advances, (ii) the amount of any Swing Line advances outstanding under Paragraph 2.13 hereof, and (iii) the aggregate amount of all amounts available under and unreimbursed draws with respect to Letters of Credit.

                           (iii) the final expiration date of each Letter of
Credit shall be on or before the earlier of (A) the date one (1) year from the date of its issuance or (B) the Termination Date;

                           (iv) there shall not exist at the time of issuance of
the Letter of Credit, or as a result thereof, any Default or Event of Default;
and

                           (v) each Letter of Credit issued under this Section
Three shall be required by Borrowers in their ordinary course of business.

                        (b) Evergreen Letters of Credit. Notwithstanding the provisions of Paragraph 3.1(a)(iii) which requires that the final expiration of each Letter of Credit be within one year of issuance, Banks hereby agree that Agent may issue, upon the Borrowers' request if required by a proposed beneficiary, a Letter of Credit which by its terms may be extended for additional periods of up to one year each provided that (x) the final expiration date of each such Letter of Credit is on or before the Termination Date and (y) extensions of such Letters of Credit shall be available upon request from Borrowers to Agent at least forty-five (45) days before the then-effective expiration date.

                        (c) Existing Letters of Credit. Reference is made to certain letters of credit issued by CoreStates Bank prior to the date of execution hereof, as identified on the Advance/Credit Request Form delivered on the date of this Agreement (the "Existing Letters of Credit"). Borrowers and Banks agree that as of the date of this Agreement, subject to receipt by Agent of the Advance/Credit Request Form dated the date hereof duly completed and executed with respect thereto, all such Existing Letters of Credit shall hereafter be Letters of Credit under this Agreement, as if originally issued hereunder.

                  3.2. Commitment Availability. The Commitment as from time to time in effect shall be reduced by the undrawn amount of all outstanding Letters of Credit. Such Commitment amount shall be restored but simultaneously reduced by the amount of any Advances under Paragraph 2.7 which are made to Borrowers to reimburse Agent for draws under the Letters of Credit as required pursuant to Paragraph 3.4 hereof.

                  3.3. Approval and Issuance.

                        (a) Borrowers shall provide Agent not less than five (5) Business Days' prior written notice of each request for the issuance of a Financial Standby Letter of Credit or a Performance Standby Letter of Credit by delivery of an Advance/Credit Request Form and Agent's Letter of Credit Application in the form attached hereto as Exhibit D. Each Advance/Credit Request Form submitted by Borrowers to Agent requesting the issuance of a Performance or Financial Standby Letter of Credit shall be certified by the chief financial officer or controller of SunSource Inc. and represent as to the matters set forth in Paragraph 2.7(a) hereof.

                        (b) Agent will promptly provide to Banks written or telephonic notice of Agent's receipt of the Advance/Credit Request Form and the Letter of Credit Application which shall state (i) the amount of the Performance or Financial Standby Letter of Credit requested and (ii) the expiration date of the Performance or Financial Standby Letter of Credit.

                  3.4. Obligations of the Borrowers.

                        (a) Borrowers agree to pay to Agent in connection with each Letter of Credit issued hereunder: (i) immediately upon the demand of Agent on behalf of all Banks, the amount paid by each Bank with respect to such Letter of Credit; (ii) immediately upon demand of Agent, the amount of any draft presented purporting to be drawn under such Letter of Credit provided that the draft and accompanying documents conform to the terms of the Letter of Credit but subject to the terms of Paragraph 3.7 hereof (whether or not Agent has at such time honored such draft) and any other amounts paid thereunder (it being understood that Agent is not required to make demand upon or proceed against any Bank or other party or to resort to any collateral before obtaining payment from Borrowers); (iii) on the date of issuance thereof and quarterly thereafter in advance, a fee for the benefit of Banks, in accordance with each Bank's Pro Rata Share, of a rate equal to the then Applicable Margin under Paragraph 2.6 hereof, on the face amount of each Financial Standby Letter of Credit and each Performance Standby Letter of Credit, provided, however, that if a Letter of Credit is canceled, the Agent shall rebate to Borrowers any portion of the applicable LC Fee (as defined below) paid on account of any quarter after the quarter in which the Letter of Credit is terminated; (iv) on the date of issuance of each Letter of Credit a fee (the "LC Fee") to the Agent on its own behalf equal to one-eighth of one percent (1/8%) per annum of the face amount of such Letter of Credit; and
(v) interest on any Indebtedness outstanding with respect to such Letter of Credit, whether for funds paid on drafts on such Letter of Credit, or otherwise (but such indebtedness shall not include undrawn balances of such Letter of Credit issued hereunder) calculated at the rate and paid at the times and in the manner set forth for the calculation of interest and payment thereof on the Loan in Paragraph 2.6(a)(i)(A) hereof based on the Base Rate. Interest under clause
(v) above shall accrue on amounts paid on a Letter of Credit (if not reimbursed by Borrowers on the same day) from the date of payment by Agent, whether or not demand is made, until such amounts are reimbursed by Borrowers whether before, at or after demand.

                        (b) In the absence of a Default or an Event of Default and subject to the provisions of Paragraph 2.7 hereof, Banks hereby agree to make Advances to Borrowers under the Commitment to fund the payments required under Paragraphs 3.4(a)(i) and (ii) hereof. If any payment by the Agent of a draft drawn under a Letter of Credit is for any reason (including without limitation the occurrence or continuation of a Default or an Event of Default hereunder) not reimbursed prior to or on the date such payment is made, the Agent in its sole and absolute discretion may direct that all amounts due under drafts drawn under a Letter of Credit be refunded by delivery of a notice (a "Drawing Refunding") to each Bank and to Borrowers and such Drawing Refunding shall constitute delivery by the Company of an Advance/Credit Request Form in an amount equal to the drawings to be refunded, which shall bear interest at the rate set forth in Paragraph 2.6(a)(i)(A) for Advances bearing interest based on the Base Rate until paid in full.

                  3.5.  Payment by Banks on Letters of Credit.

                        (a) With respect to each Letter of Credit issued hereunder, each Bank agrees that it is irrevocably obligated to pay to Agent, for each such Letter of Credit, such Bank's Pro Rata Share of each and every payment made or to be made by Agent under such Letter of Credit (each such payment to be made, a "LOC Contribution"). Each Bank's LOC Contribution shall be due from such Bank immediately upon, and in any event no later than the same day as, receipt of written notice (which may be sent by telex) from Agent that (i) it has made a payment or (ii) a draft has been presented purporting to be drawn on a Letter of Credit issued hereunder. Such payment shall be made at Agent's offices in immediately available federal funds.

                        (b) The obligation of each Bank to make its LOC Contribution hereunder is absolute, continuing and unconditional, and Agent shall not be required first to make demand upon or proceed against Borrowers or any guarantor or surety, or any others liable with respect to the applicable Letter of Credit and shall not be required first to resort to any collateral. LOC Contributions shall be made without regard to termination of this Agreement or the Commitment, the existence of a Default or an Event of Default, the acceleration of indebtedness hereunder or any other event or circumstance.

                  3.6.  Collateral.

                        (a) If Borrowers shall have deposited with Agent cash collateral or U.S. Treasury securities with maturities no more than ninety (90) days from the date of deposit ("U.S. Treasury Bills") (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred three percent (103%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit, on or before the Termination Date and shall have irrevocably paid in full the Loan and all other indebtedness, liabilities and obligations of Borrowers to Banks under this Agreement (including all indebtedness and fees due and owing under this Section Three other than for undrawn balances of Letters of Credit and other fees and liabilities not yet accrued thereunder), Borrowers shall be entitled upon the termination of the Commitment to the termination of all covenants of Borrowers under this Agreement (except under this Section Three).

                        (b) On the Termination Date, the termination of the Commitment (other than voluntary termination of the Commitment by Borrowers in compliance with subparagraph (a) above) or the occurrence of an Event of Default, the Agent may require (and in the case of an Event of Default occurring under Paragraph 9.1(h) it shall be required automatically) that Borrowers deliver to Agent, unless previously delivered to Agent under subparagraph (a) above, cash or U.S. Treasury Bills with maturities of not more than ninety (90) days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred three percent (103%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit. At such time as such cash collateral or U.S. Treasury Bills is required to be and has not been deposited, Agent in its sole and absolute discretion on behalf of Banks shall be entitled to (x) liquidate such collateral it may hold at such time as is necessary or appropriate in its sole judgment so as to create such cash collateral, and (y) direct by delivery of a notice (a "Cash Collateral Notice") to each Bank and to Borrowers and such Cash Collateral Notice shall constitute delivery by the Company of an Advance/Credit Request Form in an amount equal to the Cash Collateral due under this Paragraph 3.6(b) which shall bear interest at the rate set forth in Paragraph 2.6(a)(ii) for Advances bearing interest based on the Base Rate.

                        (c) Any cash collateral deposited under subparagraphs
(a) and (b) above, and all interest earned thereon, shall be held by Agent and invested and reinvested at the expense and the written direction of Borrowers, in U.S. Treasury Bills with maturities of no more than thirty (30) days from the date of investment.

                  3.7. General Terms of Credits. The following terms and conditions apply with respect to each Letter of Credit (a "Credit") notwithstanding anything to the contrary contained herein:

                        (a) Borrowers assume all risks of the acts or omissions of the beneficiary of each Credit with respect to the use of the Credit or with respect to the beneficiary's obligations to Borrowers. None of the Banks nor any of their officers or directors shall be liable or responsible for (and the Banks hereby agree to indemnify and hold the Agent and any issuer of a Credit harmless (subject to Paragraph 10.8 hereof) with respect to): (i) the use which may be made of the Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the accuracy, truth, validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects false, misleading, inaccurate, invalid, insufficient, fraudulent or forged; (iii) any other circumstances whatsoever in making or failing to make payment under a Credit; or (iv) any inaccuracy, interruption, error or delay in transmission or delivery of correspondence or documents by post, telegraph or otherwise. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                        (b) To the extent any failure to comply with the provisions of this Section 3.7(b) could have a Material Adverse Effect, Borrowers agree to procure or to cause the beneficiaries of each Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as Agent may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause Banks' interest to be endorsed on such insurance and to furnish Agent at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to Agent, Agent may (but is not obligated to) obtain, at Borrowers' expense, insurance satisfactory to Agent.

                        (c) In connection with each Credit, neither any Bank nor any of their correspondents shall be responsible for: (i) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (ii) any difference in character, quality, quantity, condition or value of the property from that expressed in documents; (iii) the time, place, manner or order in which shipment of the property is made; (iv) partial or incomplete shipment referred to in such Credit; (v) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance; (vi) any deviation from instructions, delay, default or fraud by the beneficiary or any one else in connection with the property or the shipping thereof; (vii) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (viii) delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (ix) delay in giving or failure to give notice of arrival or any other notice; (x) any breach of contract between the Letter of Credit beneficiaries and Borrowers; (xi) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such Credit occurs; (xii) failure of documents (other than documents required by the terms of the Credit) to accompany any draft at negotiation; or (xiii) failure of any person to note the amount of any document or draft on the reverse of such Credit or to surrender or to take up such Credit or to forward documents other than documents required by the terms of the Credit. In connection with each Credit, no Bank shall be responsible for any error, neglect or default of any of their correspondents. None of the above shall affect, impair or prevent the vesting of any of the Banks' rights or powers hereunder. If a Credit provides that payment is to be made by the issuing Bank's correspondent, neither the issuing Bank nor such correspondent shall be responsible for the failure of any of the documents specified in such Credit to come into the Agent's hands, or for any delay in connection therewith, and Borrowers' obligation to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

                        (d) Notwithstanding but without limiting any of the foregoing, with respect to any Credit, Borrowers shall have a claim against Agent, and Agent shall be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by Borrowers caused by the Agent's willful misconduct or gross negligence.

                        (e) To the extent not inconsistent with this Agreement, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, are hereby made a part of this Agreement with respect to obligations in connection with each Credit.

                                  SECTION FOUR
                         REPRESENTATIONS AND WARRANTIES

                  Each of the Borrowers and each of the Guarantors represents and warrants, as follows:

                  4.1. Organization and Good Standing. Each of the Company and SDIPI is a limited partnership duly formed and validly existing under the laws of the state of Delaware, and has the power and authority to carry on its business as now conducted. Each Subsidiary and each Guarantor (other than SDIPI) is duly organized and existing and in good standing, under the laws of the jurisdiction of its incorporation, and has the power and authority to carry on its business as now conducted. Each of the Borrowers and Guarantors is qualified to do business in all other states in which the failure to qualify would have a Material Adverse Effect.

                  4.2. Power and Authority; Validity of Agreement. Each of the Borrowers and Guarantors has the power and authority under Delaware law and under its organizational documents to enter into and perform this Agreement, the Promissory Notes and all other agreements, documents and actions required hereunder, to the extent each is a party thereto; and all actions necessary or appropriate for Borrowers' and Guarantors' execution and performance of this Agreement, the Promissory Notes, and all other agreements, documents and actions required hereunder, to the extent it is a party hereto, have been taken, and, upon their execution, the same will constitute the valid and binding obligations of Borrowers and Guarantors to the extent each is a party thereto, enforceable in accordance with their terms.

                  4.3. No Violation of Laws or Agreements. The making and performance of this Agreement, the Promissory Notes, and the other documents, agreements and actions required of Borrowers and Guarantors hereunder, to the extent it is a party thereto, will not violate any provisions of any law or regulation, federal, state or local, or the respective organizational documents of Borrowers or Guarantors or result in any breach or violation of, or constitute a default under, any agreement or instrument by which either Borrowers, Guarantors or their respective property may be bound, including without limitation the Note Purchase Agreement and the Indenture.

                  4.4. Material Contracts. None of the Guarantors or Borrowers is a party to or in any manner obligated under any contracts material to their respective business except this Agreement, their organizational documents, the Senior Notes and the Note Purchase Agreement pursuant to which they were issued, the Indenture, and the agreements identified on Exhibit E hereto and there exists no material default under any of such contracts.

                  4.5. Compliance. Each of the Guarantors and Borrowers is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities) material to the conduct of its business and operations; Guarantors and Borrowers possess all the material franchises, authorizations, patents, copyrights, trademarks, permits and licenses necessary or required in the conduct of their respective businesses, and, except as may be described on Exhibit E, the same are valid, binding, enforceable and subsisting without any material defaults thereunder; and, except as described on Exhibit E, no authorization, consent, approval, waiver, license or exemptions from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with Borrowers' and Guarantors' execution and performance of this Agreement, the Promissory Notes and all other agreements, documents and actions required hereunder to the extent each is a party hereto and thereto.

                  4.6. Litigation. Except as set forth on Exhibit E hereto, there are no actions, suits, proceedings or claims which are pending or, to the best of Guarantors' and Borrowers' knowledge or information, threatened against any of the Guarantors or Borrowers which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect.

                  4.7. Title to Assets. Except as set forth on Exhibit E hereto, each Borrower and Guarantor has good and marketable title to substantially all of its properties and assets as reflected in the financial statements of SunSource Inc. and its Consolidated Subsidiaries most recently delivered to Banks pursuant to Paragraphs 5.1(e), 6.2 and 6.3 hereof, free and clear of any liens and encumbrances, except the security interests permitted pursuant to Paragraph 7.4 hereof and all such assets are in good order and repair and fully covered by the insurance required pursuant to Paragraph 6.7 hereof.

                  4.8. Partnership Interests. The number and percentage of partnership interests in the Company and SDIPI and the ownership thereof are accurately set forth on Exhibit E attached hereto; all such interests are validly existing and the creation and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; the ownership thereof is free and clear of any liens and encumbrances or other contractual restrictions except as set forth in the Partnership Agreements, and SDIPI is the general partner of the Company.

                  4.9. Capital Stock. The number of shares and classes of the capital stock of each Subsidiary, SunSub A and SunSub B and the ownership thereof effective upon the Conversion are accurately set forth on Exhibit E attached hereto; all such shares are validly existing, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions.

                  4.10. Accuracy of Information; Full Disclosure.

                           (a) All information furnished to Banks concerning the
financial condition of SunSource Inc. and its Consolidated Subsidiaries, including SunSource L.P. and its Consolidated Subsidiaries', SDIPI's, and the Guarantors' respective annual financial statements for the period ending December 31, 1996, and SunSource L.P. and its Consolidated Subsidiaries' consolidated interim financial statement for the period ending June 30, 1997, copies of which have been furnished to Banks, have been prepared in accordance with GAAP (except that the annual financial statements of SDIPI were prepared on a tax basis, not a GAAP basis) and fairly present the financial condition of SDIPI, Guarantors and SunSource L.P. and its Consolidated Subsidiaries as of the dates and for the periods covered and discloses liabilities of SDIPI, Guarantors and SunSource L.P. and its Consolidated Subsidiaries required to be disclosed under GAAP and, except on the date hereof for the effect of the Conversion, there has been no Material Adverse Change from the date of such statements to the date hereof; and

                           (b) All financial statements and other documents
furnished by SunSource L.P., SDIPI, Guarantors and SunSource Inc. and its subsidiaries to the Banks in connection with this Agreement and the Promissory Notes do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Borrowers and Guarantors have disclosed to the Banks in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of Guarantors and Borrowers or the Borrowers' or

Guarantors' ability to perform their respective obligations under this Agreement and the Promissory Notes.

                  4.11. Taxes and Assessments.

                           (a) Each of Guarantors and the Company has duly and
timely filed all information and tax returns and reports with all federal, state, local or foreign governmental taxing authorities, bodies or agencies; and all taxes, including without limitation income, gross receipt, sales, use, excise and any other taxes, and any governmental charges, penalties, interest or fines with respect thereto, due and payable by Guarantors, the Company and the other Borrowers, have been paid, withheld or reserved for in accordance with GAAP or, to the extent they relate to periods on or prior to the date of the financial statements delivered from time to time pursuant to Paragraphs 5.1(e),
6.2 and 6.3 hereof (the "Financial Statements"), are reflected as a liability on the Financial Statements in accordance with GAAP.

                           (b) Each of the Guarantors and the Borrowers has
properly withheld all amounts determined by them to be required by law to be withheld for income taxes and unemployment taxes including without limitation, all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body.

                           (c) As of the date of this Agreement, none of the
federal income tax information returns of SDIPI or the Company has been audited. Except as set forth on Exhibit E hereto, neither Guarantors nor Borrowers have entered into any agreements for the extension of time for the assessment of any tax or tax delinquency, nor has any of them received outstanding and unresolved notices from the Internal Revenue Service or any other state, local or foreign taxing authority, agency or body of any proposed examination or of any proposed change in reported information which may result in a deficiency or assessment against Guarantors or Borrowers and there are no suits, actions, claims, investigations, inquiries or proceedings now pending against Guarantors or Borrowers in respect of taxes, governmental charges or assessments.

                  4.12. Indebtedness. Guarantors and Borrowers have no presently outstanding Indebtedness or obligations including contingent obligations and obligations under leases of property from others, except the Senior Notes, the Junior Subordinated Debentures, the Indebtedness and obligations described either on Exhibit E hereto or in Guarantors' or Borrowers' financial statements which have been furnished to Banks and Indebtedness permitted to be incurred pursuant to Paragraph 7.1 hereof. There exists no default with respect to the payment of principal or interest under any such outstanding Indebtedness. The Indebtedness under the Senior Notes ranks pari passu and equal to the Indebtedness to Banks hereunder, without any priority. The Junior Subordinated Debentures rank junior and are subordinated to the Indebtedness to Banks, and all other Indebtedness of the Borrowers and Guarantors ranks either pari passu or junior to the Indebtedness to the Banks.

                  4.13. Management Agreements. The Company is a party to no other material management or consulting agreements for the provision of services to the Company, except as described in Exhibit E hereto.

                  4.14. Subsidiaries and Investments. Borrowers have no Subsidiaries or Affiliates, or investments in or loans to any other individuals or business entities, except as described in Exhibit E hereto and except as are permitted to be acquired or created pursuant to Paragraph 7.8 hereof.

                  4.15. ERISA. Each Plan maintained by Guarantors or Borrowers and each ERISA Affiliate is, as of its most recently completed annual report, in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, except as set forth in Exhibit E hereto:

                           (a) Neither Guarantors, Borrowers nor any ERISA
Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which Guarantors, Borrowers, or any ERISA affiliate could have any withdrawal liability;

                           (b) Neither Guarantors, Borrowers, nor any ERISA
Affiliate, sponsors or maintains any Plan under which there is an Accumulated Funding Deficiency, whether or not waived;

                           (c) The aggregate liability for accrued benefits and
other ancillary benefits under each Plan that is or will be sponsored or maintained by Guarantors, Borrowers or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;

                           (d) Neither Guarantors, Borrowers nor any ERISA
Affiliate has liability arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code;

                           (e) There does not exist any unfunded liability
(determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of Guarantors, Borrowers or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits; and

                           (f) The matters described on Exhibit E attached
hereto referencing clauses (a) through (e) of this Paragraph 4.15, would not, either singly or in the aggregate, have a Material Adverse Effect.

                  4.16. Fees and Commissions. Borrowers owe no fees or commissions of any kind, and know of no claim for any fees or commissions, in connection with Borrowers' obtaining the Commitment or the Loan from Banks, except those provided herein or the letters with the Agent and the Documentation Agent referred to in Paragraph 5.1(g) hereof.

                  4.17. No Extension of Credit for Securities. Guarantors and Borrowers are not now, nor at any time have they been, engaged principally, or as one of their important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Loan be used by Borrowers directly or indirectly, for such purposes.

                  4.18. Hazardous Wastes, Substances and Petroleum Products. Except as set forth in Exhibit E hereto:

                           (a) Each of the Guarantors and the Borrowers: (i) has
received all permits and filed all notifications necessary to carry on their respective business(es); and (ii) is in compliance in all respects with all Environmental Control Statutes except with respect to immaterial instances of noncompliance of which it has no knowledge.

                           (b) Neither Guarantors nor Borrowers have given any
written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of Hazardous Substances on properties owned, leased or operated by SDIPI, Guarantors or Borrowers or used in connection with the conduct of its business and operations.

                           (c) Neither Guarantors nor Borrowers have received
notice that it is potentially responsible for the performance of or payment of costs relating to clean-up or remediation of any actual or imminently threatened spill, release or discharge of Hazardous Substances pursuant to any Environmental Control Statute.

                  4.19. Solvency. To the best of SunSource Inc.'s knowledge, SunSource Inc. and its Consolidated Subsidiaries are, on a consolidated basis, upon the Conversion and after receipt and application of the first Advance will be, solvent such that (i) the fair value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of SunSource Inc. and its Consolidated Subsidiaries) is greater than the total amount of their liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of SunSource Inc. and its Consolidated Subsidiaries) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (iii) they are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. SunSource Inc. and its Consolidated Subsidiaries (i) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, or (ii) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged. For purposes of this Paragraph 4.19, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.

                  4.20. Foreign Assets Control Regulations. Neither the borrowing by the Borrowers of the Loan nor their use of the proceeds of any Advance thereof will violate the Foreign Assets Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Transaction Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

                  4.21. Investment Company Act. Neither the Borrowers nor Guarantors are directly or indirectly controlled by or acting on behalf of any person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  SECTION FIVE
                                   CONDITIONS

                  5.1. First Advance. The obligation of Banks to make the first Advance under the Loan or issue a Letter of Credit shall be subject to Banks' receipt of the following documents, each in form and substance satisfactory to
Banks:

                           (a) Promissory Notes. The Promissory Notes duly
executed by Borrowers in favor of Banks.

                           (b) Authorization Documents. A certificate of the
secretary (or secretary of the general partner, as applicable) of (i) the Company, (ii) each Subsidiary, and (iii) each Guarantor, attaching and certifying as to (i) the certificate or articles of incorporation and bylaws or partnership agreement, as applicable, of such entity; (ii) resolutions or other evidence of authorization by the board of directors of such entity, if applicable, authorizing its execution and full performance of this Agreement, the Promissory Notes, and all other documents and actions required hereunder; and (iii) incumbency certificates setting forth the name, titles and specimen signature of each officer of such entity (or each officer of the general partner of such entity, as applicable) who is authorized to execute the Loan Documents on behalf of such entity.

                           (c) Opinion of Counsel. An opinion letter from
counsel for Borrowers and Guarantors in form and substance reasonably satisfactory to Banks.

                           (d) Insurance. Certificates of insurance with respect
to all of Borrowers' fire, casualty, liability and other insurance covering its respective property and business.

                           (e) Financial Information. A certificate signed by
the chief financial officer or controller of SunSource Inc. attaching (i) A pro forma schedule of assets and liabilities of SunSource Inc. and its Consolidated Subsidiaries setting forth all SunSource Inc.'s and its Consolidated Subsidiaries' Indebtedness, certified as accurate by the chief financial officer of SunSource Inc.; (ii) cash flow projections for SunSource Inc. and its Consolidated Subsidiaries on a consolidated basis, for the three (3) year period immediately following the date hereof, satisfactory to Agent and certified as reasonable by the chief financial officer or controller of SunSource Inc. (such cash flow projections shall take into account the transactions contemplated by this Agreement and shall identify the sources of cash the Company intends to use to meet its cash needs during such three year period); and (iii) financial projections for SunSource Inc. and its Consolidated Subsidiaries for the period from closing through December 31, 2001 on a consolidated basis satisfactory to Agent; and with respect to the matters set forth in Paragraph 4.19 hereof.

                           (f) Advance Request. A completed Advance/Credit
Request Form required under Paragraph 2.7(a), hereof, and any other documents or information reasonably required by Banks in connection therewith.

                           (g) Fees. Payment of the fees required by Section 2
hereof; and execution by the Borrowers of letters of agreement with the Agent and the Documentation Agent with respect to payment of an annual administrative agency and certain other fees.

                           (h) Officer's Certificate. A certificate signed by
the chief financial officer or controller of SunSource Inc. stating: (i) that there exists no Default or Event of Default hereunder, (ii) except for the Conversion, that there has been no Material Adverse Change in the financial condition, assets, nature of the assets, operations or prospects of the Borrowers and Guarantors since June 30, 1997, and (iii) that there exists no default under any Indebtedness of Borrowers or Guarantors.

                           (i) The Conversion. A certificate of the chief
financial officer or controller of SunSource Inc. with respect to the completion of the Conversion as outlined in SEC Form S-4 Registration Statement dated December 31, 1996, as amended, simultaneously with the first Advance under the Loan.

                           (j) Senior Notes. Borrowers shall, simultaneously
with the Conversion, have executed the Note Purchase Agreement, issued the Senior Notes, received Sixty Million Dollars ($60,000,000) in proceeds thereof, and provided copies of the Note Purchase Agreement to Banks.

                           (k) Tax Forms. A facially complete Internal Revenue
Service Form 4224 from each of The Bank of Nova Scotia and each other non-U.S. Bank certifying as to such Bank's entitlement to exemption from, or reduction of, United States withholding tax on payments to be made hereunder or under the Promissory Notes.

                           (l) Other Documents. The Declaration of Trust of the
Trust, the Indenture, and such additional documents as Banks reasonably may request.

                  5.2. Subsequent Advances. The obligation of Banks to make additional Advances under the Loan shall be subject to Banks' receipt of a completed Advance/Credit Request Form.

                  5.3. Additional Condition to Banks' Obligations. It shall be a condition to Banks' obligation hereunder to make any Advance that the representations and warranties set forth herein shall be true and correct as if made on the date of such Advance, that no Event of Default or Default shall have occurred and be continuing on the date of such Advance or be caused by such Advance, that all fees required pursuant to Section 5 hereof have been paid as and when due, and there shall have been no Material Adverse Change since the date hereof.

                                   SECTION SIX
                              AFFIRMATIVE COVENANTS

                  Guarantors and Borrowers covenant and agree that so long as the Commitment of Banks to Borrowers or any indebtedness of Borrowers to Banks is outstanding hereunder, each of the Guarantors and Borrowers will (and with respect to Paragraph 6.12, Borrowers will cause each ERISA Affiliate) to:

                  6.1. Existence and Good Standing. Preserve and maintain its existence as a limited partnership or corporation, as applicable, and its good standing in all states in which it conducts business and the validity of all its material franchises, licenses and permits required in the conduct of its business.

                  6.2. Quarterly Financial Statements. Furnish Banks within forty-five (45) days of the end of each quarterly fiscal period hereafter, other than the last quarterly fiscal period in the fiscal year, with unaudited quarterly consolidated financial statements of SunSource Inc. and its Consolidated Subsidiaries, in form and substance as required by GAAP, including for each such quarter (i) a consolidated balance sheet, (ii) a consolidated statement of income, (iii) a consolidated statement of cash flow and (iv) a certificate in the form of Exhibit F attached hereto executed by the chief financial officer or controller of SunSource Inc. showing the calculation of the covenants set forth in Paragraphs 6.13 through 6.15 and Section Seven hereof prepared in accordance with GAAP consistently applied and stating that the financial statements fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the date and for the periods covered and that as of the date of such certificate there exists no violation of any provision of this Agreement or the happening of any Event of Default or Default.

                  6.3. Annual Financial Statements. Furnish Banks within ninety
(90) days after the close of each fiscal year commencing with fiscal 1997 with audited consolidated annual financial statements of SunSource Inc. and its Consolidated Subsidiaries, including the financial statements, certificate in the form of Exhibit F attached hereto and information required under Paragraph
6.2 hereof, which consolidated financial statements shall be prepared in accordance with GAAP. The financial statements delivered pursuant to the preceding sentence shall be certified without qualification (except with respect to changes in GAAP as to which SunSource Inc.'s independent certified public accountants have concurred) by an independent certified public accounting firm satisfactory to Banks; and SunSource Inc. shall cause Banks to be furnished, at the time of the completion of the annual audit, with a certificate signed by such accountants showing the calculation of the covenants set forth in Paragraphs 6.13 through 6.15 hereof and stating that to the best of their knowledge there exists no violations of any provisions of this Agreement or the happening of any Event of Default or Default hereunder.

                  6.4. Cash Flow Projections. Furnish to Banks, on or before March 31 of each year, commencing with fiscal year 1998, cash flow projections of SunSource Inc. and its Consolidated Subsidiaries on a consolidated basis for the twelve (12) month period ending on December 31 of such year.

                  6.5. Public Information. Deliver to Banks, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its limited partners or to the holders of the Senior Notes or the Junior Subordinated Debentures, copies of all registration statements (without exhibits), and all annual, quarterly or other reports which the Company or the Guarantors files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including without limitation, Form 10Q and Form 10K; and copies of all auditors' annual management letters delivered to SunSource Inc., the Company or a Guarantor.

                  6.6. Books and Records. Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Banks or their agents or nominees at any reasonable time during normal business hours upon reasonable notice for inspection and to make extracts thereof and permit Agent or any Bank to discuss contents of same with senior officers of SunSource Inc., Borrowers or a Guarantor and also with outside auditors and accountants of SunSource Inc., Borrowers or a Guarantor.

                  6.7. Properties; Insurance. Keep and maintain all of its property and assets in good order and repair and materially covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Banks and opportunity to cure any non-payment of premiums prior to termination of coverage; and, as required above, furnish Banks with certificates of such insurance.

                  6.8. Notices to Banks. Notify Banks in writing immediately of
(i) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which might reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Event of Default or Default hereunder or (iii) any notice delivered to the Trustee from SunSource Inc. or the holder of any Senior Indebtedness (as defined in the Indenture) in respect of Section 14.06 of the Indenture.

                  6.9. Taxes. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (a) being contested in good faith by appropriate proceedings and (b) are covered by appropriate reserves maintained in cash or cash equivalents in accordance with GAAP.

                  6.10. Costs and Expenses. Pay or reimburse Agent for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) Agent may pay or incur in connection with the preparation and review of this Agreement and all waivers, consents and amendments in connection therewith and all other documentation related thereto and the making of the Loan hereunder; and pay or reimburse Banks for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) Banks may pay or incur in connection with the collection or enforcement of the same, including without limitation any fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid. All obligations provided for in this Paragraph 6.10 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

                  6.11.  Compliance; Notification.

                           (a) Except to the extent that noncompliance would not
have a Material Adverse Effect, comply in all respects with all local, state and federal laws and regulations applicable to its business, including without limitation the Environmental Control Statutes, the Securities Act, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, licenses and other like grants of authority held by Borrowers or Guarantors; and notify Banks immediately in detail of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, permits, certificates, licenses or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a failure, breach, violation or default or could occasion the termination of any of such franchises, permits, certificates, licenses or grants of authority, except to the extent that such matter would not have a Material Adverse Effect.

                           (b) With respect to the Environmental Control
Statutes, promptly notify Agent when, in connection with the conduct of Borrowers' businesses or operations, any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to Borrowers or Guarantors or Borrowers or Guarantors otherwise become aware of a condition with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products that requires notification to the applicable governmental authority under an Environmental Control Statute and would have an Environmental Material Adverse Effect; and notify Banks in detail promptly upon the receipt by Borrowers or Guarantors of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default and would have an Environmental Material Adverse Effect.

                           (c) With respect to each disclosure previously made
to Agent pursuant to Exhibit E attached hereto or Paragraph 6.11(b) hereof regarding alleged or actual liability under Environmental Control Statutes, not later than twenty (20) days after the last day of each fiscal quarter, deliver to Agent a report describing (i) the estimated dollar amount, when initially determined, of any such liability (including costs of investigation and remediation) and if any such initial estimate with respect to a disclosed matter shall be modified thereafter by more than $1,000,000, the modified dollar amount; and (ii) any information or change in circumstances regarding actual or alleged liability under Environmental Control Statutes of Borrowers or Guarantors, if the effect thereof would be to increase liability in connection with the investigation or remediation with respect thereto by more than $1,000,000.

                  6.12. ERISA. (a) Comply, and cause any Plan maintained for the employees of SDIPI, Guarantors or Borrowers to comply, in all material respects with the provisions of ERISA; (b) not incur any material Accumulated Funding Deficiency or any material liability to the PBGC (as established by ERISA); (c) permit any event to occur (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and
(d) notify Banks in writing promptly after it has come to the attention of senior management of Guarantors or Borrowers of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan), except those with respect to which the PBGC has waived the 30 day notice rule, or the PBGC's ability to assert a material liability against it) or impose a lien on Guarantors' or Borrowers' properties or assets.

                  6.13. Capitalization Ratio. Maintain a Capitalization Ratio not to exceed: (i) with respect to the last day of each of the first two fiscal quarters in each fiscal year, sixty-two percent (62%) and (ii) with respect to the last day of each of the last two fiscal quarters of each fiscal year, sixty percent (60%).

                  6.14. Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter set forth in the left hand column, for the Rolling Period ending on such date, a Fixed Charge Coverage Ratio for SunSource Inc. and its Consolidated Subsidiaries of not less than the amount set forth in the right hand column:

                      Period                                  Minimum Ratio
                      ------                                  -------------

    Date of Agreement through 3/31/98                              1.00
    6/30/98 through 12/31/98                                       1.25
    3/31/99 through 9/30/99                                        1.40
    12/31/99 and the last day of each fiscal quarter thereafter    1.50

                  6.15. Leverage Ratio. Maintain on the last day of each fiscal quarter a Leverage Ratio of not greater than 3.25:1.

                  6.16. Management Changes. Notify Banks in writing within thirty (30) days after any change of its management group as described in the "Change of Control" definition.

                  6.17.  Subsequent Credit Terms.

                           (a) Notify Bank in writing not less than five (5)
Business Days prior to its entering into any amendment or modification of any credit arrangement, whether now in effect or hereafter incurred, pursuant to which Borrowers or Guarantors agree to financial covenants which are more restrictive to Borrowers or Guarantors than those contained in sections Six and Seven hereof. Upon entering into any such amendment or modification, and with respect to the covenants in the Note Purchase Agreements, the corresponding covenants, terms and conditions of this Agreement are and shall be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement; provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement to the extent that any amendment or modification is less restrictive than the corresponding provisions of this Agreement.

                           (b) Borrowers and Guarantors hereby agree promptly to
execute and deliver any and all such documents and instruments and to take all such further actions as Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Paragraph 6.17.

                  6.18. Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth in Paragraph 2.4 hereof.

                  6.19. Successor Agent. In the event of the appointment of any successor Agent pursuant to Paragraph 10.15 hereof, execute and deliver any documents reasonably requested by

Banks to effectuate and confirm the transfer to such successor Agent of all rights, powers, duties, obligations and property vested in its predecessor Agent hereunder.

                  6.20. Transactions Among Affiliates. Cause all transactions between and among Affiliates to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

                  6.21. Other Information. Provide Banks with any other documents and information, financial or otherwise, reasonably requested by Banks from time to time.

                                  SECTION SEVEN
                               NEGATIVE COVENANTS

                  So long as the Commitment or any Indebtedness of Borrowers to Banks remains outstanding hereunder, each of Borrowers and Guarantors covenants and agrees that it will not:

                  7.1. Indebtedness. Borrow any monies or create any Indebtedness except (i) borrowings from Banks hereunder; (ii) Indebtedness evidenced by the Senior Notes not to exceed Sixty Million Dollars ($60,000,000) aggregate principal amount outstanding at any time, which shall rank equally and are pari passu with the obligations to the Banks hereunder; (iii) Indebtedness under the Junior Subordinated Debentures, not to exceed One Hundred Five Million Five Hundred Thousand Dollars ($105,500,000) principal amount outstanding at any time (but not including any amounts which constitute Compounded Interest, as defined in the Indenture), which shall be subordinate and junior to the obligations to the Banks hereunder; (iv) trade Indebtedness in the normal and ordinary course of business for value received, of which no more than Five Million Dollars ($5,000,000) shall be outstanding at any time under Trade Notes;
(v) Indebtedness and obligations incurred or assumed to purchase or lease fixed or capital assets, provided, however, that the total principal amount of such Indebtedness and obligations incurred in any calendar year shall not exceed in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000); (vi) borrowings from the Company by its Subsidiaries to the extent the Company is permitted to make such loans pursuant to Paragraph 7.3(i) hereof; (vii) Indebtedness outstanding on the date hereof and disclosed on Exhibit E hereto, but without any increase in the outstanding principal amount thereof; (viii) up to an additional Ten Million Dollars ($10,000,000) aggregate principal amount outstanding at any time (which shall include the revolving credit facility with the Bank of Nova Scotia); and (ix) unsecured promissory notes in favor of sellers of assets or stock in acquisitions otherwise permitted pursuant to Paragraph 7.8 hereof not to exceed Ten Million Dollars ($10,000,000); provided, however, that Indebtedness of Subsidiaries under clauses (v) and (viii) hereof shall in no event exceed in the aggregate outstanding at any time Five Million Dollars ($5,000,000).

                  7.2. Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liability of others (except hereunder and with respect to the Senior Notes and to endorse checks or drafts in the ordinary course of business), except that (i) Borrowers may guarantee Indebtedness which in the aggregate shall not exceed Five Million Dollars ($5,000,000) outstanding at any time and (ii) any entity may guarantee debt of another entity otherwise permitted hereunder.

                  7.3. Loans. Make any loans or advances to others provided that the Company may make loans and advances to (i) the Subsidiaries not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in aggregate outstanding principal amount at any time, and (ii) to its sales personnel in the ordinary course of business.

                  7.4. Liens and Encumbrances. Create, permit or suffer the creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except (i) liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Paragraph 7.1(v) hereof, provided, however, that such liens secure only the indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto; (ii) liens for taxes, assessments or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents and in accordance with GAAP; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal or custom bonds required in the ordinary course of business and (vi) liens and security interests securing up to Five Million Dollars ($5,000,000) of Indebtedness outstanding under Trade Notes.

                  7.5. Additional Negative Pledge. Agree or covenant with or promise any person or entity other than Banks and the holders of the Senior Notes that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property on terms similar to those set forth in Paragraph 7.4 hereof.

                  7.6. Restricted Payments. Make any Restricted Payments; provided, however that so long as there exists no Event of Default or Default under this Agreement and no Event of Default or Default will result therefrom:
(i) SunSource Inc. may pay dividends on its common stock; (ii) SunSource Inc. may make regularly scheduled interest payments on the Junior Subordinated Debentures as in effect on the date hereof; and (iii) SunSource Inc. may make Tax Distributions; provided further that if the Leverage Ratio immediately prior to and after giving effect to such purchase is less than 2.25 to 1, as set forth in a certificate of the chief financial officer or controller of SunSource Inc. and delivered to Agent, then SunSource Inc. may purchase or redeem its common stock or purchase Trust Preferred Securities, provided a like amount of the Junior Subordinated Debentures are simultaneously purchased.

                  7.7. Transfer of Assets. Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions made on an arm's length basis in the normal and ordinary course of business for value received; provided, however, that in the absence of a Default or an Event of Default, and, if a Default or Event of Default would not result therefrom, Borrowers may (i) sell assets other than in transactions made on an arm's length basis in the normal and ordinary course of business for value received in the aggregate after the date hereof for all such transactions up to Fifteen Million Dollars ($15,000,000) and (ii) consummate a Sale of Material Assets, provided that the Commitment shall be permanently reduced and the Loan shall be repaid in connection therewith pursuant to Paragraphs 2.8(c) and (d) hereof by an amount equal to the Banks' Applicable Share received by Borrowers on account of such sale(s), to the extent such sale(s), in the aggregate, exceed Fifteen Million Dollars ($15,000,000).

                  7.8. Acquisitions and Investments. (a) Purchase or otherwise acquire any part or amount of the capital stock or assets of, or make any investments in, any other entity or corporation, except Permitted Investments;
(b) create, acquire or maintain any Subsidiary not listed on Schedule I hereto, except: (i) A & H Holding Company, Inc., (ii) if the Subsidiary is either directly or indirectly owned by A & H Holding Company, Inc. or (iii) if the Subsidiary executes a joinder to this Agreement and the Promissory Notes to become a joint and several obligor hereunder and delivers such opinions and certificates as Agent shall reasonably request; (c) enter into any new business activities or ventures not directly related to its present business; or (d) merge or consolidate with or into any other entity or corporation, except that SunSub A, SunSub B, SunSource Inc. or SDIPI may be merged into the Company if the Company is the surviving entity; provided, however, that in the absence of a Default or an Event of Default hereunder, and if a Default or Event of Default would not result therefrom, Borrowers may make acquisitions (by merger or purchase) of substantially all but not less than substantially all of other entities or corporations in the same or substantially the same business as Borrowers. Borrowers shall provide to Agent a cash flow projection from the date of any proposed acquisition with a purchase price exceeding Ten Million Dollars ($10,000,000), showing prospective compliance with Paragraphs 6.13 through 6.15 and Section Seven of this Agreement through the Termination Date.

                  7.9. Use of Proceeds. Use any of the proceeds of the Loan, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

                  7.10. Amendment of Documents. (a) Without the consent of Agent, which consent shall not be withheld unreasonably, amend or permit any amendments to: Borrowers' or Guarantors' organizational documents (including without limitation the Partnership Agreements); the Declaration of Trust; the Indenture; the Terms of Common Securities of the Trust; the Terms of Preferred Securities of the Trust; the Preferred Securities Guaranty; and (b) with respect to those provisions of the Note Purchase Agreement relating to financial covenants

(Paragraph 5.12 through 5.14), events of default (Section 8), mandatory or voluntary prepayments (Paragraphs 4.2, 4.3, 4.4, 4.7 and 4.8) and all definitions related thereto, any amendment, waiver or consent thereto shall require the simultaneous amendment, waiver or consent of the Banks or Required Banks, as applicable, to the corresponding provision in this Agreement.

                  7.11. Payment of Senior Notes. Make any payment of principal on the Senior Notes except if simultaneously with such payment a reduction of Commitment and prepayment to the extent of Bank's Applicable Share of such payment is made pursuant to Paragraph 2.8 hereof.

                                  SECTION EIGHT
                                 RIGHT OF SETOFF

                  After and during the continuation of any Event of Default hereunder, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Promissory Note held by such Bank; provided that to the extent not prohibited by applicable law or affecting the Banks' or holder of the Senior Notes' right to retain such funds, Banks shall retain Banks' Applicable Share of the Net Cash Proceeds of any amount so recovered and the remainder shall be shared with the holder of the Senior Notes. Each Bank agrees promptly to notify the Borrowers and Agent after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section Eight are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                  SECTION NINE
                                     DEFAULT

                  9.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

                           (a) If any Borrower or Guarantor shall fail to pay
(i) any installment of principal, or interest when due or (ii) fees, costs, expenses or any other sum payable to Banks hereunder or otherwise within 5 days after notice from Agent it is due;

                           (b) If any representation or warranty made herein or
in connection herewith or in any statement, certificate or other document furnished hereunder is incorrect, false or misleading in any material respect when made;

                           (c) If any Borrower or Guarantor shall default in the
payment or performance of any obligation or Indebtedness to another, either singly or in the aggregate in excess of $1,000,000, whether now or hereafter incurred;

                           (d) If there shall be a default in or failure to
observe at any test date the covenants set forth in Paragraphs 6.13 through 6.15 or Section Seven hereof;

                           (e) If any Borrower or Guarantor shall default in the
performance of any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b) or (d) above) or in any document executed or delivered in connection herewith, and such default shall continue uncured for twenty (20) days after the earlier of (i) any Borrower having actual knowledge of such default, and (ii) notice thereof to Borrowers given by Agent pursuant to the direction of Required Banks;

                           (f) If a Change of Control shall occur;

                           (g) If custody or control of any substantial part of
the property of any Borrower or Guarantor shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated; if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Borrower or Guarantor as now conducted;

                           (h) If any Borrower or Guarantor: becomes insolvent,
bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if any Borrower or Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Borrower or Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

                           (i) any event or condition shall occur or exist with
respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, any Guarantor or Borrower has incurred or in the opinion of the Borrowers are reasonably likely to incur a liability in excess of $1,000,000 during any consecutive twelve (12) month period;

                           (j) if any judgment, writ, warrant or attachment or
execution or similar process which calls for payment or presents liability in excess of $1,000,000 shall be rendered, issued or levied against any Guarantor or Borrower or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy; provided, however that if a judgment, writ, warrant or attachment or execution or similar process relates to federal or state taxation, then an Event of Default shall occur if the same shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within one hundred twenty (120) days after its issuance or levy; or

                           (k) If SunSource Inc. makes a payment of principal or
interest on or purchases or redeems the Junior Subordinated Debentures and the Trust does not immediately use such funds to make Distributions Paid on Trust Securities.

                  9.2. Remedies. Upon the happening and during the continuation of any Event of Default, at the election of Required Lenders, and by notice by Agent to Borrowers (except if an Event of Default described in Paragraph 9.1(h) shall occur in which case acceleration shall occur automatically without notice), Required Lenders may declare the entire unpaid balance, principal, interest and fees, of all indebtedness of Borrowers to Banks, hereunder or otherwise, to be immediately due and payable. Upon such declaration, the Commitment shall immediately and automatically terminate and Banks shall have no further obligation to make any advances and the immediate right to enforce or realize on any collateral security granted therefor in any manner or order they deem expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any documents delivered in connection herewith, Banks shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

                                   SECTION TEN
                                    THE BANKS

                  This Section sets forth the relative rights and duties of Agent, Documentation Agent and Banks respecting the Loan and does not confer any enforceable rights on Borrowers against Banks or create on the part of Banks any duties or obligations to the Borrowers.

                  10.1. Application of Payments. Agent shall apply all payments of principal, interest, commitment fee or other amounts hereunder made to Agent by or on behalf of Borrowers, to Banks on the basis of their Pro Rata Shares of the outstanding principal balance of the Loan hereunder, and shall apply the fees paid to the Agent on its own behalf upon the issuance of each Letter of Credit in Paragraph 3.4 hereof.

                  10.2. Setoff. In the event a Bank, by exercise of its right of setoff, or otherwise, receives any payment of the indebtedness owing to it hereunder in an amount greater than its Pro Rata Share of such payment based upon the Banks' respective shares of the Loan outstanding immediately before such payment, such Bank shall purchase a portion of the Loan hereunder owing to each other Bank so that after such purchase each Bank shall hold its Pro Rata Share of Loan then outstanding hereunder, provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest.

                  10.3. Modifications and Waivers. No modification or amendment hereof, consent hereunder or waiver of Event of Default shall be effective except by written consent of the Required Banks, provided, however, (A) that the written consent of all Banks shall be required to: (i) decrease the rate of interest or fees due hereunder, (ii) increase or, other than in the case of pro rata reductions pursuant to Paragraph 2.8 hereof, decrease the amount of the Commitment or the Banks' respective Pro Rata Shares thereof, (iii) modify, amend or waive compliance with the dates of payment of principal, interest or fees hereunder, (iv) modify, amend or waive compliance with the commitment fee, (v) modify, amend, waive or release any Guarantor from the provisions of Section Eleven hereof; or (vi) amend or modify the provisions of the definition of Required Banks or this Paragraph 10.3; (B) with respect to: (i) Paragraphs 6.13,
6.14 and 6.15 and Section Seven hereof; (ii) any of the Events of Default set forth in Paragraph 9.1 hereof; (iii) the mandatory and voluntary prepayment provisions of Paragraph 2.8 hereof; and (iv) any of the definitions relating to the matters described in clauses (i) through (iii) above, the holders of the Senior Notes shall have simultaneously amended, waived or modified the corresponding provision to the Note Purchase Agreement; and (C) that any amendment pursuant to Paragraph 2.1(d) shall not require the consent of any Bank, each of which hereby agrees to execute such amendment to implement the Additional Commitment. The Borrowers hereby agree to execute such further documents including without limitation amendments to this Agreement, and the Promissory Note(s), and certificates and deliver such opinions as the Agent and its counsel shall so request to implement any termination or replacement contemplated hereby. Any amendment or waiver made pursuant to this Section 10.3 shall apply to and bind all of the Banks and any future holder of any Promissory Notes. No modification or waiver of any provision of this Agreement or any Promissory Note, nor any consent to any departure by the Borrowers herefrom or therefrom, shall in any case be effective unless the same be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in any similar or other circumstances.

                  10.4. Obligations Several. The obligations of the Banks hereunder are several, and each Bank hereunder shall not be responsible for the obligations of the other Banks hereunder, nor, will the failure of one Bank to perform any of its obligations hereunder relieve the other Banks from the performance of their respective obligations hereunder.

                  10.5. Banks' Representations. Each Bank represents and warrants to the other Banks that (i) it has been furnished all information it has requested for the purpose of evaluating its proposed participation under this Agreement; and (ii) it has decided to enter into this Agreement on the basis of its independent review and credit analysis of Borrowers, this Agreement and the documentation in connection therewith and has not relied for such analysis on any information or analysis provided by any other Bank.

                  10.6. Investigation. No Bank shall have any obligation to the others to investigate the condition of the Borrowers or any other matter concerning the Loan.

                  10.7. Powers of Agent; Rights and Duties of Documentation Agent. Agent shall have and may exercise those powers specifically delegated to Agent herein, together with such powers as are reasonably incidental thereto. The parties hereby agree that Documentation Agent, in its capacity as Documentation Agent hereunder, shall not have any obligations, rights or duties hereunder.

                  10.8. General Duties of Agent, Immunity and Indemnity. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested, subject to the limitations on liabilities contained herein; provided that Agent shall not be obligated to ascertain or inquire as to the performance of any of the terms, covenants or conditions hereof by Borrowers. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action or omission by any of them hereunder or in connection herewith except for gross negligence or willful misconduct. Subject to such exception, each of the Banks hereby indemnifies Agent on the basis of such Bank's Pro Rata Share, against any such liability, claim, loss or expense.

                  10.9. No Responsibility for Representations or Validity, etc. Each Bank agrees that Agent shall not be responsible to any Bank for any representations, statements, or warranties of Borrowers herein. Agent will promptly deliver to Banks such reports, notices and material information which it receives from Borrowers. Neither Agent nor any of its directors, officers, employees or agents shall be responsible for the validity, effectiveness, sufficiency, perfection or enforceability of this Agreement or any documents relating thereto.

                  10.10. Action on Instruction of Banks; Right to Indemnity. Agent shall in all cases be fully protected in acting or refraining from acting hereunder in accordance with written instructions to it signed by Required Banks unless the consent of all the Banks is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Banks. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions.

Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the other Banks on the basis of their respective Pro Rata Shares, against any and all liability and expense which it may incur by reason of taking or continuing to take any such action.

                  10.11. Employment of Agents. In connection with its activities hereunder, Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of agents or attorneys-in-fact selected with reasonable care.

                  10.12. Reliance on Documents. Agent shall be entitled to rely upon any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and upon the opinion of its counsel with respect to legal matters.

                  10.13. Agent's Rights as a Bank. With respect to its share of the indebtedness hereunder, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent. Each of the Banks may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrowers as if it were not Agent or a Bank hereunder.

                  10.14. Expenses. Each of the Banks shall reimburse Agent, from time to time at the request of Agent, for its Pro Rata Share of any expenses incurred by Agent in connection with the performance of its functions hereunder, provided however that in the event Banks shall reimburse Agent for expenses for which Borrowers subsequently reimburse Agent, Agent shall remit to each Bank the respective amount received from such Bank against such expenses.

                  10.15. Resignation of Agent. Agent may at any time resign its position as Agent, without affecting its position as a Bank, by giving written notice to Banks and Borrowers. Such resignation shall take effect upon the appointment of a successor agent in accordance with this Paragraph. In the event Agent shall resign, Banks shall appoint a bank as successor agent. If within thirty (30) days of the Agent's notice of resignation no successor agent shall have been appointed by Banks and accepted such appointment, then Agent, in its discretion may appoint any other bank as a successor agent.

                  10.16. Successor Agent. The successor Agent appointed pursuant to Paragraph 10.15 shall execute and deliver to its predecessor and Banks an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all collateral security, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

                  10.17. Collateral Security. Agent will hold, administer and manage any collateral security pledged from time to time hereunder either in its own name or as Agent, but each Bank shall hold a direct, undivided pro-rata beneficial interest therein, on the basis of its Pro Rata Share, by reason of and as evidenced by this Agreement.

                  10.18. Enforcement by Agent. All rights of action under this Agreement and under the Promissory Notes and all rights to the collateral security, if any, hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any other Banks, and the recovery of any judgment shall be for the benefit of Banks subject to the expenses of Agent.

                                 SECTION ELEVEN
                                    GUARANTY

                  11.1. Guaranty. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees and becomes surety for the full, prompt and punctual payment to Banks, as and when due, whether at maturity, by acceleration or otherwise, of any and all Indebtedness, liabilities and obligations of the Borrowers to Banks created at any time under, or pursuant to the terms of, this Agreement and of the Promissory Notes, whether for principal, interest, premiums, fees, expenses or otherwise (all such indebtedness, liabilities and obligations being called in this Section Eleven collectively the "Obligations"), together with any and all reasonable expenses, including attorneys' fees and disbursements, which may be incurred by Agent in enforcing any and all rights against Guarantors under this Agreement (herein the "Expenses").

                  11.2. Bankruptcy. Without limiting Guarantors' obligations hereunder and notwithstanding any purported termination of this Section Eleven or this Agreement, if any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to the Borrowers or any additional guarantor or endorser of all or any of the Obligations and Expenses shall occur, and such occurrence shall result in the return of (or if in such event a Bank shall be requested to return) any payment or performance of any of the Obligations or Expenses, then the obligations of each Guarantor hereunder shall be reinstated with respect to such payment or performance returned or requested to be returned and with respect to all further obligations arising as a result of such return or request, and each Guarantor shall thereupon be liable therefor, without any obligation on the part of any Bank to contest or resist any such return.

                  11.3. Nature and Term of Guaranty. The obligations of each Guarantor under this Section Eleven shall be independent, absolute, irrevocable and unconditional and shall remain in full force and effect until the Obligations and all other amounts payable hereunder shall have been paid in full (subject, however, to reinstatement under Paragraph 11.2 hereof).

                  11.4. Rights and Remedies of Agent. Agent, acting on behalf of Banks may proceed to exercise any right or remedy which it may have under this Section Eleven against Guarantors without first pursuing or exhausting any rights or remedies which it may have against the Borrowers, any additional guarantor or against any other person or entity or any collateral security, and may proceed to exercise any right or remedy which it may have under this Section Eleven without regard to any actions or omissions of any other person or entity, in any manner or order, without any obligation to marshal in favor of Guarantors or other persons or entities and without releasing any of Guarantors' obligations hereunder with respect to any unpaid Obligations and Expenses. No remedy herein conferred upon or reserved to Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Section Eleven or now or hereafter existing at law or in equity.

                  11.5. Actions by Agent Not Affecting Guaranty. Agent, acting on behalf of Banks, or Banks, in accordance with Paragraph 10.3 of this Agreement, may, at any time or from time to time, in such manner and upon such terms as Banks may deem proper, extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations and Expenses or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of Borrowers which may at any time be due or owing to Banks or anyone, or elect not to enforce any of Banks' rights with respect to any or all of the Obligations and Expenses or any collateral security therefor, all without notice to, or further assent of, Guarantors and without releasing or affecting Guarantors' obligations under this Section Eleven.

                  11.6. Payment in Accordance with Promissory Notes and Credit Agreement. This Section Eleven shall be construed as guaranteeing that the Obligations and Expenses shall be paid strictly in accordance with the terms of the Promissory Notes and this Agreement, regardless of any non-perfection of any collateral security for the Obligations; any invalidity or unenforceability of this Agreement, the Promissory Notes or any of the Obligations; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Borrowers, Guarantors or any additional guarantor or endorser of any or all of the Obligations and Expenses or any of the assets of any of them, or any contest of the validity of this Section Eleven in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of Agent with respect thereto or which might cause or permit Borrowers or any additional guarantor or endorser of the Obligations and Expenses to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations and Expenses or performance of this Section Eleven.

                  11.7. Payments Under Guaranty. All payments by Guarantors hereunder shall be made in immediately available funds and in lawful money of the United States of America to Agent at its office at Broad and Chestnut Streets, Philadelphia, PA 19107 or at such other location as Agent shall specify by notice to Guarantors.

                  11.8. Waivers and Modifications. No failure or delay on the part of Agent in exercising any power or right under this Section Eleven against Guarantors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Section Eleven. No modification or waiver of any provision of this Section Eleven, nor consent to any departure therefrom, shall, in any event, be effective unless the same is in writing signed by Agent and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on Guarantors, in any case, shall entitle the Guarantors to any other or further notice or demand in similar or other circumstances.

                  11.9. Waiver. Each Guarantor hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations and this Section Eleven, except notice of demand for payment hereunder.

                  11.10. Subordination of Rights of Subrogation. Guarantors shall not exercise any rights which Guarantors may acquire by way of subrogation under this Section Eleven, applicable law or otherwise, by any payment made hereunder or otherwise, until all of the Obligations and Expenses and all other amounts payable hereunder (including amounts which may become due following a reinstatement hereof under Paragraph 11.2 hereof) shall have been paid in full in cash. If any amount shall be paid to any Guarantor on account of such rights at any time when all the Obligations and Expenses shall not have been paid in full (including amounts which may become due following a reinstatement hereof under Paragraph 11.2 hereof), such amount paid to such Guarantor shall be held in trust for the benefit of Banks and shall forthwith be paid to Agent to be credited and applied against the Obligations and Expenses, whether matured or unmatured, in accordance with the terms of the Promissory Notes and this Agreement; provided, however, that to the extent not prohibited by applicable law or affecting the Banks' or holder of the Senior Notes right to retain such funds, Banks shall retain Banks' Applicable Share of the Net Cash Proceeds of any amount so recovered and the remainder shall be shared with the holder of the Senior Notes. If any Guarantor shall make payment to Agent of all or any part of the Obligations and Expenses and all of the Obligations and Expenses shall be paid in full, Agent shall, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer, by subrogation, to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

                  11.11. No Setoff by Guarantors. No setoff, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantors have or may have against Borrowers or any Bank shall be available hereunder to Guarantors.

                  11.12. Continuing Guaranty; Transfer of Promissory Note. Except as provided in Paragraph 11.2. hereof, this Section Eleven is a continuing guaranty and shall (i) remain in full force and effect until the Obligations and Expenses and all other amounts payable under this Section Eleven shall have been paid in full (subject, however, to reinstatement under Paragraph
11.2 hereof), (ii) be binding upon Guarantors and the successors and assigns of Guarantors, and (iii) inure to the benefit of Banks, and be enforceable by Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may, to the extent permitted in this Agreement endorse, assign or otherwise transfer its Promissory Notes to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

                  11.13. Representations and Warranties; Covenants. By signing in the place provided below, each Guarantor hereby makes the representations and warranties set forth in this Agreement and hereby agrees to the covenants and other agreements of the Guarantors to the extent set forth in this Agreement.


                                 SECTION TWELVE
                                  MISCELLANEOUS

                  12.1. Indemnification. Each Borrower and each Guarantor hereby agrees to defend Agent and each Bank and its directors, officers, agents, employees and counsel (each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority other than taxes imposed on the net income of a Bank), claims, damages, interests, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Commitment or the making of the Loan, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to any of Borrowers' or Guarantors' properties or assets, provided, that neither the Borrowers nor the Guarantors shall be liable for any portion of such losses, liabilities, claims, damages, interests, judgments, costs and expenses resulting from the gross negligence or willful misconduct of an Indemnified Party. All obligations provided for in this Paragraph 12.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

                  12.2. Participations and Assignments. Each Borrower hereby acknowledges and agrees that a Bank may at any time: (a) grant participations in its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (collectively, "Participants"); provided, however, that: (i) all amounts payable by Borrowers hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Loan or postpone the date fixed for any payment of principal of or interest on the Loan or release the guaranty provided for herein; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Advances hereunder and (b) assign its right, title and interest therein or in and to this Agreement in an aggregate amount of at least the lesser of (i) Five Million Dollars ($5,000,000) or (ii) its remaining interest in the Loan, to a third party with the prior written consent of the Agent and in the absence of a Default or an Event of Default, the Company, which consent of the Company shall not be unreasonably withheld (provided, however, that a Bank may assign up to one hundred percent (100%) of its interests and consent shall not be required in connection with (i) an assignment from a Bank to its affiliate or another Bank or (ii) a pledge by a Bank to its Federal Reserve Bank) and upon payment to Agent of a transfer fee in the amount of $3,500.

                  12.3. Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrowers may not assign this Agreement without the prior written consent of Banks, and shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

                  12.4. Survival. All agreements, representations, warranties and covenants of Borrowers contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and except for Paragraphs 6.10 and 12.1 which provide otherwise and any amounts which may arise under Paragraphs 2.6(d), 2.7(c) and 2.10 hereof, will continue in full force and effect as long as any indebtedness or other obligation of Borrowers to any Bank remains outstanding.

                  12.5. No Waiver; Delay. If Banks or any of them shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon any other Bank or the later occurrence or recurrence of any of said events with respect to any Bank. No delay by Banks in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Banks' powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  12.6. Modification/Waiver. Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.

                  12.7. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  12.8. Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including by facsimile transmissions) and delivered by hand or mailed (registered or certified mail) to the Banks to the attention of the individuals and at the respective addresses or telecopier numbers set forth in Schedule 2 to this Agreement and to Borrowers and Guarantors to the attention of the Chief Financial Officer, SunSource Inc. at the address of Borrowers set forth on page 1 hereof and at telecopy number 215-282-1309 or such other addresses or telecopier numbers as may be given by any party to the others in writing.

                  12.9. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

                  12.10. Time of Day. All time of day restrictions imposed herein shall be calculated using Agent's local time.

                  12.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  12.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

                  12.13. Consent to Jurisdiction and Service of Process. Each Borrower and Guarantor irrevocably appoints each and every officer of SunSource Inc. as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement, the Promissory Notes or any document executed or action taken in connection therewith; and each Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer; and each Borrower agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of each Borrower. Notwithstanding the foregoing, a Bank, in its absolute any discretion may also initiate proceedings in the courts of any other jurisdiction in which each Borrower may be found or in which any of its properties may be located.

                  12.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE PROMISSORY NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY BANK OR AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH BANK'S ENTERING INTO THIS AGREEMENT.

                  12.15. ACKNOWLEDGMENTS. EACH BORROWER AND GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, PARAGRAPH 12.14 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO EACH BORROWER AND GUARANTOR BY SUCH COUNSEL.

                  12.16. Complete Agreement. This Agreement sets forth the complete agreement of the parties hereto with respect to the matters addressed herein, and supersedes any prior written agreement or any prior or simultaneous oral agreements between the parties with respect to the same subject matter.

                  IN WITNESS WHEREOF, the undersigned, by their duly authorized partners or officers, as applicable, have executed this Agreement the day and year first above written.

                     SDI OPERATING PARTNERS, L.P.,

                     By:      SDI Partners I, L.P., its general partner


                     By:      SUNSUB B INC., its general partner


                              By: _______________________________
                                  Name:
                                  Title:



                     SUNSOURCE INC., as Guarantor, and for purposes of making the representations and warranties, and agreeing to the covenants and other agreements as set forth in the Agreement

                     By:      ________________________
                              Name:
                              Title:



                     SUNSUB B INC., as Guarantor, and for purposes of making the representations and warranties, and agreeing to the covenants and other agreements as set forth in the Agreement


                     By:      ________________________
                              Name:
                              Title:

                             [EXECUTIONS CONTINUED]

                     SUNSUB A INC., as Guarantor, and for purposes of making the representations and warranties, and agreeing to the covenants and other agreements as set forth in the Agreement

                     By:   ________________________
                           Name:
                           Title:



                     SDI PARTNERS I, L.P., as Guarantor, and for purposes of making the representations and warranties and agreeing to the covenants and other agreements as set forth in the Agreement


                     By:      SUNSUB B INC., its general partner


                              By:     _______________________
                                      Name:
                                      Title:



                     CORESTATES BANK, N.A., individually and in its capacity as Agent hereunder


                     By:  _____________________________________
                          Name:
                          Title:

                             [EXECUTIONS CONTINUED]

                     THE BANK OF NOVA SCOTIA

                     By:   _____________________________
                           Name:
                           Title:



                     FIFTH THIRD BANK

                     By:   _____________________________
                           Name:
                           Title:



                     SUNTRUST BANK, ATLANTA

                     By:   _____________________________
                           Name:
                           Title:

                     By:   _____________________________
                           Name:
                           Title:



                     THE FUJI BANK, LIMITED
                     NEW YORK BRANCH

                     By:   _____________________________
                           Name:
                           Title: